Exhibit 4.2



                           MITEL NETWORKS CORPORATION
                           --------------------------





--------------------------------------------------------------------------------

                       CLASS A CONVERTIBLE PREFERRED SHARE
                             SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------














                                 April 23, 2004

                                TABLE OF CONTENTS

                                                                            Page

MITEL NETWORKS CORPORATION.....................................................1

ARTICLE 1 DEFINITIONS AND PRINCIPLES OF INTERPRETATION.........................2

   1.1   DEFINITIONS...........................................................2
   1.2   INTELLECTUAL PROPERTY DEFINITIONS....................................10
   1.3   CERTAIN RULES OF INTERPRETATION......................................12
   1.4   KNOWLEDGE............................................................13
   1.5   ENTIRE AGREEMENT.....................................................13
   1.6   SCHEDULES............................................................14
   1.7   EXHIBITS.............................................................14

ARTICLE 2 SHARE AND WARRANT SUBSCRIPTION......................................14

   2.1   SUBSCRIPTION AND ISSUANCE OF PURCHASED SHARES AND
           EDGESTONE WARRANTS.................................................14
   2.2   PURCHASE PRICE.......................................................15
   2.3   CLOSING..............................................................15
   2.4   CLOSING DELIVERIES...................................................15
   2.5   CLOSING CONDITIONS IN FAVOUR OF EDGESTONE............................16
   2.6   CLOSING CONDITIONS IN FAVOUR OF THE CORPORATION......................19

ARTICLE 3 ADDITIONAL EQUITY INVESTMENT........................................21

   3.1   ADDITIONAL INVESTMENT................................................21
   3.2   EDGESTONE OPTION.....................................................21
   3.3   ADJUSTMENTS..........................................................22
   3.4   ADDITIONAL COMMON SHARES.............................................22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION...................22

   4.1   INCORPORATION AND ORGANIZATION.......................................23
   4.2   CORPORATE RECORDS....................................................23
   4.3   SUBSIDIARIES.........................................................23
   4.4   QUALIFICATION IN FOREIGN JURISDICTIONS...............................24
   4.5   AUTHORIZED, ISSUED AND OUTSTANDING CAPITAL...........................24
   4.6   LAWFUL ISSUANCE......................................................26
   4.7   CORPORATE AUTHORIZATION..............................................26
   4.8   NO GOVERNMENTAL OR THIRD PARTY CONSENTS..............................27
   4.9   FINANCIAL STATEMENTS - ABSENCE OF CERTAIN CHANGES....................27
   4.10  INVENTORY VALUATION..................................................29
   4.11  ACCOUNTS RECEIVABLE..................................................29
   4.12  ACCOUNTS PAYABLE.....................................................30
   4.13  INDEBTEDNESS.........................................................30
   4.14  ABSENCE OF UNDISCLOSED LIABILITIES...................................30
   4.15  CASH AND CASH EQUIVALENTS............................................30
   4.16  TAX MATTERS..........................................................31
   4.17  REAL PROPERTY........................................................32
   4.18  PERSONAL PROPERTY....................................................33
   4.19  HEALTH, SAFETY AND ENVIRONMENTAL MATTERS.............................34
   4.20  EMPLOYMENT CONTRACTS.................................................34
   4.21  EMPLOYEE PLANS.......................................................36
   4.22  UNIONS...............................................................38
   4.23  MATERIAL CONTRACTS...................................................38
   4.24  CUSTOMERS, LICENSORS AND SUPPLIERS...................................40
   4.25  DESCRIPTION OF BUSINESS INTELLECTUAL PROPERTY........................41

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

   4.26  INTELLECTUAL PROPERTY RIGHTS.........................................41
   4.27  LITIGATION...........................................................46
   4.28  INSURANCE............................................................46
   4.29  INSIDERS AND CONFLICTS OF INTEREST...................................47
   4.30  BROKERS..............................................................48
   4.31  NO SALE AGREEMENTS...................................................48
   4.32  PAYMENT OF BRECONRIDGE NOTE..........................................48
   4.33  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.........................48
   4.34  PUBLIC DISCLOSURES...................................................49
   4.35  COMPLIANCE WITH SECURITIES LAW.......................................49
   4.36  FULL ACCESS..........................................................50
   4.37  DISCLOSURE...........................................................50

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR......................50

   5.1   REPRESENTATIONS AND WARRANTIES OF INVESTOR...........................50
   5.2   INVESTOR ACKNOWLEDGEMENTS............................................52
   5.3   RELIANCE UPON REPRESENTATIONS AND WARRANTIES.........................54

ARTICLE 6 REGISTRATION AND TRANSFER OF SECURITIES.............................54

   6.1   TRANSFER AND EXCHANGE OF PURCHASED SHARES AND
           EDGESTONE WARRANTS.................................................54
   6.2   REPLACEMENT OF CERTIFICATES..........................................54

ARTICLE 7 COVENANTS OF THE CORPORATION........................................55

   7.1   POST-CLOSING COVENANTS...............................................55

ARTICLE 8 LEAD WORK FEE AND EXPENSES..........................................56

   8.1   PAYMENT OF LEAD WORK FEE.............................................56
   8.2   REIMBURSEMENT OF EXPENSES............................................56
   8.3   BROKER FEES..........................................................56

ARTICLE 9 INDEMNIFICATION.....................................................57

   9.1   NON-MERGER AND EXCLUSIVE REMEDY......................................57
   9.2   GENERAL INDEMNIFICATION..............................................57
   9.3   AGENCY FOR REPRESENTATIVES...........................................58
   9.4   TIME LIMITATIONS.....................................................58
   9.5   LIMITATIONS AS TO AMOUNT.............................................59
   9.6   NOTICE OF THIRD PARTY CLAIMS.........................................59
   9.7   DEFENCE OF THIRD PARTY CLAIMS........................................59
   9.8   ASSISTANCE FOR THIRD PARTY CLAIMS....................................60
   9.9   SETTLEMENT OF THIRD PARTY CLAIMS.....................................60
   9.10  DIRECT CLAIMS........................................................60
   9.11  FAILURE TO GIVE TIMELY NOTICE........................................61
   9.12  REDUCTIONS AND SUBROGATION...........................................61
   9.13  TAX EFFECT...........................................................61
   9.14  ADDITIONAL RULES AND PROCEDURES......................................61

ARTICLE 10 GENERAL............................................................62

   10.1  AMENDMENTS...........................................................62
   10.2  WAIVER...............................................................62
   10.3  SUCCESSORS AND ASSIGNS...............................................62
   10.4  NOTICES..............................................................62
   10.5  BINDING EFFECT AND BENEFITS..........................................64

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

   10.6  FURTHER ASSURANCES...................................................64
   10.7  ARBITRATION..........................................................64
   10.8  EQUITABLE RELIEF.....................................................65
   10.9  CONFIDENTIALITY......................................................65
   10.10 PUBLICITY............................................................65
   10.11 COUNTERPARTS.........................................................65
   10.12 LANGUAGE.............................................................65

           CLASS A CONVERTIBLE PREFERRED SHARE SUBSCRIPTION AGREEMENT

      THIS AGREEMENT is made this 23rd day of April, 2004,

BETWEEN:

      MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the "Corporation")

                                     - and -

      EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (as listed on Schedule D), and EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (as listed on Schedule D) (collectively "EdgeStone" or the "Investor")

--------------------------------------------------------------------------------

RECITALS:

A. The authorized capital of the Corporation consists of an unlimited number of Common Shares.

B. The issued capital of the Corporation consists of 141,317,207 Common Shares and no other shares.

C. Prior to Closing, the Corporation shall file articles of amendment (the "Articles of Amendment") to create: (i) an unlimited number of Class A Convertible Preferred Shares, issuable in series, of which one series shall be designated as Class A Convertible Preferred Shares, Series 1; and
      (ii) an unlimited number of Class B Convertible Preferred Shares, issuable in series, of which one series shall be designated as Class B Convertible Preferred Shares, Series 1.

D.    In  conjunction  with the Closing and after the filing of the  Articles of
      Amendment: (i) the Common Shares of the Corporation held by WCC and PTIC (as such terms are defined below) shall be exchanged for Class B Convertible Preferred Shares, Series 1; and (ii) the Common Shares of the Corporation held by each of the Converted Debenture Holders (as such term is defined below) that has executed a Debenture Holder Consent (as such term is defined below) shall be converted into Class B Convertible Preferred Shares, Series 1, on the basis hereinafter provided.

E. The Corporation wishes to issue and sell an aggregate of 20,000,000 Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation to EdgeStone and EdgeStone wishes to purchase such shares upon the terms and conditions set forth in this Agreement (the "Investment").

F. As the lead investor by virtue of the Investment, the Corporation wishes to also issue to EdgeStone the EdgeStone Warrants on the basis hereinafter provided.

G. Immediately upon completion of the transactions referred to or otherwise contemplated by this Agreement and the Other Agreements, including the completion of the Investment and the issuance of the Class B Convertible Preferred Shares, Series 1 described above (but excluding the issuance of securities in relation to the Additional Investment, and the Common Share offering contemplated in Section 3.4), the issued and outstanding capital of the Corporation shall be as set out in Schedule A.

THEREFORE the parties agree as follows:

                                   Article 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1   Definitions

Whenever used in this Agreement (including the Recitals hereto), the following words and terms shall have the meanings set out below:

      "Act" means the Canada Business Corporations Act;

      "Additional  Investment"  has the  meaning  ascribed  thereto  in  Section
      3.1(a);

      "Affiliate" of a Person means any Person that would be deemed to be an "affiliated entity" of such first mentioned Person under Rule 45-501 promulgated under the Securities Act (Ontario) as it exists on the date of this Agreement;

      "Affiliated Group" includes any combined,  consolidated, or unitary group,
      as  defined  under  any  applicable   United  States,   Canadian,   state,
      provincial, local, or foreign income tax law;

      "Aggregate Purchase Price" means the sum of the Share Purchase Price and the Warrant Purchase Price;

      "Agreement" means this Class A Convertible Preferred Share Subscription Agreement, including all schedules and exhibits and all amendments or restatements as permitted, and references to "Article" or "Section" mean the specified Article or Section of this Agreement;

      "Annual Budget" has the meaning ascribed to such term in the Shareholders Agreement;

      "Articles of Amendment" has the meaning ascribed thereto in the Recitals hereto;

      "Arm's Length" has the meaning ascribed to such term for the purposes of the Income Tax Act (Canada);

      "August 2002 Debentures" means the mandatory convertible debentures issued by the Corporation in August 2002 evidencing indebtedness of the Corporation to the holders thereof in the aggregate principal amount of $10,089,003;

      "August 2002 Debenture Shares" means an aggregate of 5,445,775 Common Shares issued on or about October 31, 2003 upon the conversion of the August 2002 Debentures;

      "Business" means the business of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including advanced voice, video and data communications platforms over internet protocol, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration);

      "Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours;

      "Canadian Securities Laws" means the securities legislation, regulations, rules and published policy statements, blanket orders and blanket rulings and other regulatory instruments of the Securities Authorities of the Province of Ontario;

      "Claim" means any act, omission or state of facts, and any Legal Proceeding, assessment, judgment, settlement or compromise relating thereto, which may give rise to a right to indemnification under Article 9;

      "Closing" means the completion of the subscription for the Purchased Shares and EdgeStone Warrants by the Investor as contemplated in this Agreement;

      "Closing Date" means April 23, 2004 or such earlier or later date as the Corporation and the Investor may agree in writing;

      "Code" means the United States Internal Revenue Code of 1986, as amended;

      "Collective Agreement" means any collective agreement, letter of understanding, letter of intent or other written communication with any labour union or employee association that governs the terms and conditions of employment of any employees of the Corporation or any Subsidiary, including the collective agreements listed in Section 4.22 of the Disclosure Schedule;

      "Common Shares" means the common shares in the capital of the Corporation;

      "Contract" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guarantee, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, commitment, option, covenant, assurance or undertaking of any nature. For the purposes of any disclosure required under Section 4.23, the term "Contracts" shall not include any Contracts as between the Corporation and its Subsidiaries;

      "Converted Debenture Holders" means the holders of the August 2002 Debenture Shares;

      "Converted Shares" means the Common Shares issued or issuable upon the conversion of the Series A Shares;

      "Debenture Holder Consent" means the consent and notice of conversion to be executed by Converted Debenture Holders, substantially in the form attached as Exhibit F-1;

      "Disclosure   Schedule"   means  the   schedule  of   exceptions   to  the
      representations and warranties of the Corporation, attached as Schedule B;

      "EdgeStone Group" means:

            (a)   any Affiliate of EdgeStone;

            (b) any other Person, provided that EdgeStone or any Affiliate thereof has the exclusive right to exercise all rights of EdgeStone transferred hereunder on behalf of such Person;

            (c) any Person whose funds are managed by EdgeStone or an Affiliate of EdgeStone;

            (d) upon the termination or dissolution of any limited partnership or other entity that is a Person referred to in clause (b),
                  (A) the  beneficial  holders of interests in such Person,  and
                  (B) any other Person referred to in clause (b), whether or not, in either case, an Affiliate described in clause (a) has the exclusive right to exercise the rights of EdgeStone transferred hereunder on behalf of such beneficial holder or Persons; and

            (e) EdgeStone Capital Equity Fund II-A, L.P. and/or any Person which agrees to invest with it on a parallel or co-investment basis (and the respective partners thereof, if any) in the manner contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P.

      "EdgeStone Purchase Option" has the meaning ascribed thereto in Section 3.2(a);

      "EdgeStone  Warrants"  means  the  Series  1  Warrants  and the  Series  2
      Warrants;

      "Employee Plans" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether or not in writing, with respect to some or all of the current or former directors, officers, employees, independent contractors, agents or other service providers of the Corporation or any of the Subsidiaries which provide for or relate to:

            (a) bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, share compensation, share purchase or share option purchase, share appreciation rights, phantom stock, employee loans, or any compensation in addition to salary,

            (b) retirement or retirement savings, including, without limitation, registered or unregistered pension plans, pensions, supplemental pensions, registered retirement savings plans and retirement compensation arrangements, or

            (c) insured or self-insured benefits for or relating to income continuation or other benefits during absence from work (including short term disability, long term disability and workers compensation), vacation, sick pay, hospitalization, health, welfare, legal costs or expenses, medical or dental treatments or expenses, life insurance, accident, death or survivor's benefits, supplementary employment insurance, day care, tuition or professional commitments or expenses or similar employment benefits;

      "Encumbrance" means any mortgage, hypothec, lien, charge, pledge, security interest, right of set-off, or other type of encumbrance whether fixed or floating, on any asset or assets, whether real, personal or mixed, tangible or intangible, or pledge or hypothecation of any such assets or any conditional sales agreement or any other title retention agreement relating to any such assets, option, right of pre-emption, privilege, or any obligation to assign, license or sub-license any asset including the Business IP (as defined in Section 1.2), or any action, claim, right to salvage, execution or demand of any nature whatsoever, howsoever created or arising, or any Contract to create any of the foregoing;

      "Environmental Laws" means, collectively, any and all federal, provincial, state, local or foreign statutes, regulations, ordinances, orders, and decrees relating to public health and safety, or the environment;

      "Equity Fund" means EdgeStone Capital Equity Fund II-A, L.P.;

      "ERISA" means the United States Employment Retirement Income Security Act of 1974, as amended;

      "ERISA Affiliate" means any entity that, together with the Corporation, would be treated as a single employer under section 414 of the Code;

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

      "Existing   Shareholders   Agreement"   means  the  Amended  and  Restated
      Shareholders Agreement made as of August 31, 2001 between the Corporation, Mitel Systems Corporation, Zarlink and PTIC;

      "Expenses" has the meaning ascribed thereto in Section 8.2(a);

      "Financial  Statement  Date" has the meaning  ascribed  thereto in Section
      4.9;

      "Financial  Statements"  has the meaning  ascribed to such term in Section
      4.9;

      "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal, dispute settlement panel or body or other law, rule or regulation-making entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

      "Hazardous Substance" means any pollutant, contaminant, toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws;

      "Indebtedness" means:

            (a) all indebtedness for borrowed money, whether current or long-term, or secured or unsecured,

            (b) all indebtedness for the deferred purchase price of property or services represented by a note or security agreement,

            (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property),

            (d) all indebtedness secured by a purchase money security interest or other Lien to secure all or part of the purchase price of property subject to such interest or Lien,

            (e) all obligations under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Corporation or any Subsidiary is liable as lessee,

            (f) any liability in respect of banker's acceptances or letters of credit, and

            (g) all indebtedness of any Person that is directly or indirectly guaranteed by the Corporation or any Subsidiary or that the Corporation or any Subsidiary has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss;

      "Insiders"  has  the  meaning  ascribed  thereto  in  the  Securities  Act
      (Ontario);

      "Investment" has the meaning ascribed thereto in the Recitals hereto;

      "Lead Work Fee" has the meaning ascribed thereto in Section 8.1;

      "Leased Real Property" means real property which the Corporation or a Subsidiary has a right to use or occupy pursuant to a lease, including those set forth and described in Section 4.17(a) of the Disclosure Schedule;

      "Legal Proceeding" means any litigation, action, suit, investigation, inquiry, hearing, claim, complaint, grievance, arbitration proceeding, mediation, alternative dispute resolution procedure or other proceeding (court, administrative, regulatory or otherwise), and includes any appeal or review of and any application for same;

      "Liens" means any and all liens, claims, mortgages, hypothecs, security interests, charges, Encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, any of the same arising under applicable corporate or securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities laws or otherwise arising pursuant to the Shareholders Agreement or Registration Rights Agreement;

      "Loss" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment (including consequential damages, but excluding loss of profits or revenue), resulting from or arising out of any Claim, including the costs and expenses of any Legal Proceeding in relation to any such Claim, and any assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith;

      "Material Adverse Effect" means, with reference to the Corporation or any of the Subsidiaries, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the
      Corporation and the Subsidiaries taken as a whole, the Corporation's ability to consummate the transactions hereby contemplated, or the value of the Purchased Shares or the Converted Shares, other than any Material Adverse Effect resulting from industry-wide conditions affecting the industry in which the Corporation or any of the Subsidiaries carry on business or conditions affecting the economy in general;

      "Material  Subsidiary"  means  each  of  Mitel  Networks  Limited,   Mitel
      Networks, Inc., Mitel Networks International Limited and Mitel Networks Overseas Limited;

      "Other Agreements" means all of the agreements, instruments, certificates, and other documents, including the Shareholders Agreement, the Registration Rights Agreement and the EdgeStone Warrants, executed and delivered by or on behalf of the Corporation or EdgeStone or any of their respective Affiliates at the Closing or otherwise in connection with this Agreement and the transactions contemplated herein (including, without limitation, the certificates referred to in Sections 2.4(b)(ii) and 2.4(b)(iii));

      "Owned Real Property" means the real and immoveable property owned by the Corporation or any Subsidiary, as described in Section 4.17(a) of the Disclosure Schedule, and includes all plants, buildings, structures, erections, improvements, appurtenances and fixtures situate thereon or forming part thereof;

      "Party" or "Parties" means a party to this Agreement;

      "Permit" means any permit, license, approval, authorization, certificate, directive, order, variance, registration, right, privilege, concession or franchise issued, granted, conferred or otherwise created by any Governmental Authority;

      "Permitted Transferee" has the meaning ascribed to such term in the Shareholders Agreement;

      "Person" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau or court, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

      "Purchased Shares" has the meaning ascribed thereto in Section 2.1(a);

      "PTIC" means Power Technology Investment Corporation;

      "PTIC  Exchange  and Release  Agreement"  means the  Exchange  and Release
      Agreement  to  be  entered  into   between  the   Corporation   and  PTIC,
      substantially in the form attached hereto as Exhibit F-2;

      "PTIC Shares" means an aggregate of 4,000,000 Common Shares issued to PTIC pursuant to the PTIC Subscription Agreement;

      "PTIC Subscription Agreement" means the subscription agreement between PTIC and the Corporation dated August 31, 2001, as amended by Amendment No. 1 dated May 3, 2002;

      "Real  Property"  means  the  Leased  Real  Property  and the  Owned  Real
      Property;

      "Registration Rights Agreement" means the registration rights agreement to be entered into between the Corporation, EdgeStone and certain other shareholders of the Corporation, substantially in the form attached hereto as Exhibit C;

      "SEC" means the United States Securities and Exchange Commission;

      "Securities Act" means the United States Securities Act of 1933, as amended;

      "Securities Authorities" means the securities commissions and other regulatory authorities administering Canadian Securities Laws;

      "Senior Bank Debt" means all Indebtedness owed to the Senior Lender;

      "Senior Lender" means Bank of Montreal;

      "Series 1 Warrants" means warrants to purchase certain Common Shares to be issued to EdgeStone in accordance with this Agreement, substantially in the form annexed hereto as Exhibit D-1;

      "Series 2 Warrants" means warrants to purchase certain Common Shares to be issued to EdgeStone in accordance with this Agreement, substantially in the form annexed hereto as Exhibit D-2;

      "Series A Shares" means the Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation having substantially the rights, privileges, restrictions and conditions set forth in Exhibit A-1;

      "Series B Shares" means the Class B Convertible Preferred Shares, Series 1 in the capital of the Corporation having substantially the rights, privileges, restrictions and conditions set forth in Exhibit A-2;

      "Share Purchase Price" has the meaning ascribed thereto in Section 2.2(a);

      "Shareholders Agreement" means the shareholders agreement to be entered into by the Corporation, EdgeStone, Mitel Systems Corporation, Mitel Knowledge Corporation, Zarlink, PTIC, WCC and Dr. Terence H. Matthews, substantially in the form attached hereto as Exhibit B;

      "Stock Option Plan" means the stock option plan of the Corporation enacted on March 6, 2001, as amended on May 8, 2001, August 3, 2001, June 18, 2002, September 6, 2002 and June 13, 2003;

      "Subsidiaries" means: (a) any corporation at least a majority of whose outstanding Voting Shares is owned, directly or indirectly, by the Corporation or by one or more of its Subsidiaries, or by the Corporation and by one or more of its Subsidiaries, and includes each of the corporations identified in Section 4.3 of the Disclosure Schedule; (b) any general partnership, at least a majority of whose outstanding partnership interests shall at the time be owned by the Corporation, or by one or more of its Subsidiaries, or by the Corporation and one or more of its Subsidiaries; and (c) any limited partnership of which the Corporation or any of its Subsidiaries is a general partner, and "Subsidiary" means any one of them;

      "Tax" or "Taxes" means all taxes, assessments, duties, fees, levies, or other charges imposed by any Governmental Authority, including, without limitation, all federal, provincial, state, local, foreign and other income, corporation, franchise, profits, capital gains, estimated, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, environmental, customs, duties, imposts, real property, personal property, capital stock, unemployment, disability, payroll, license, employee, deficiency assessments, withholding and other taxes, assessments, charges, duties, fees, levies or other charges of any kind whatsoever imposed by any Governmental Authority (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return) including any interest, penalties, or additions to tax in respect of the foregoing and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or Affiliated Group or of a contractual obligation to indemnify any person or other entity;

      "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax;

      "Time of Closing" means 11:00 a.m. (Eastern standard time) on the Closing Date;

      "TPC" means Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry;

      "TPC Agreement" means TPC Agreement No.  720-481443 dated October 10, 2002
      between  the  Corporation  TPC,  March  Networks   Corporation  and  Mitel
      Knowledge Corporation;

      "U.S. Employee Plans" means each "employee benefit plan", as such term is defined in section 3(3) of ERISA, that is maintained or contributed to by the Corporation or any ERISA Affiliate to the extent that any such plan benefits U.S. employees;

      "Voting Shares" means shares, interests, participations or other equivalents in the equity interests (however designated) of a Person having ordinary voting power for the election of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency;

      "Warrant  Purchase  Price"  has the  meaning  ascribed  thereto in Section
      2.2(c);

      "Warrant Shares" means the Common Shares issued or issuable upon exercise of the EdgeStone Warrants;

      "WCC" means Wesley Clover Corporation;

      "WCC  Exchange  and  Release  Agreement"  means the  Exchange  and Release
      Agreement   to  be  entered  into   between  the   Corporation   and  WCC,
      substantially in the form attached hereto as Exhibit F-3;

      "WCC Note Shares" means 20,448,875 Common Shares issued to WCC upon the conversion of certain indebtedness of the Corporation in the aggregate principal amount of $40,897,750;

      "Zarlink" means Zarlink Semiconductor Inc.; and

      "Zarlink Supply Agreement" means the supply agreement entered into between the Corporation and Zarlink dated February 16, 2001.

1.2   Intellectual Property Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

      "Business IP", "Licensed IP" and "Owned IP" shall have the respective meanings set forth in Section 4.25 hereof;

      "Commercial Software Licenses" means "shrink-wrap", "web-wrap", "click-wrap" or other similar generic licenses for commercially available software available to the public through retail dealers, and which are not, individually or in the aggregate, material to the Business;

      "Employee IP Agreement" means the agreements entered into and to be entered into by employees and consultants of the Corporation or the Subsidiaries in favour of the Corporation or a Subsidiary, as the case may be, relating to proprietary information and assignment of inventions;

      "Intellectual Property" or "IP" means any or all of the following and all intellectual property and other rights in, arising out of or associated with:

            (a) all patents and utility models and applications therefor (whether registered or not) and all provisionals, re-issuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions, and re-examinations thereof and all equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures ("Patents"),

            (b) all registered trade-marks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans and registrations and applications for registration thereof ("Trade-marks");

            (c) all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith ("Copyrights"),

            (d) all integrated circuit topographies, integrated circuit topography registrations and applications therefor, and any equivalent or similar rights in semiconductor topographies, layouts, architectures or maskworks ("IC Topographies"),

            (e) all industrial design registration and applications therefor, and any equivalent or similar rights in any features of shape, configuration, pattern or ornament and combination of those features ("Industrial Designs"), and

            (f) all Internet or world wide web addresses, domain names and sites and applications and registrations therefor ("Domain Names");

      "Registered IP" means all Canadian, United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trade-marks, applications to register Trade-marks, including intent-to-use applications, or other registrations or applications related to Trade-marks and Domain Name registrations; (iii) Copyrights registrations and applications to register Copyrights; (iv) IC Topography registrations and applications to register IC Topographies; (v) Industrial Design registrations and applications to register Industrial Designs; and (vi) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any federal, state, provincial or foreign government or other public or private legal authority at any time; and

      "Technology" means any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, methods, techniques, processes, files, industrial models, schematics, specifications, net lists, build lists, records and data; (ii) inventions (whether or not patentable), improvements and enhancements; (iii) proprietary and confidential business and technical information, including manufacturing processes, technical data, trade secrets, ideas, research and development and know how; (iv) databases, data compilations and collections and technical data; and (v) all documentation related to the foregoing, including without limitation installation manuals, operator's manuals, system manuals, user manuals, conversion and other materials, printout specifications, system test data and error message listings.

1.3   Certain Rules of Interpretation

In this Agreement:

      (a) Currency - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

      (b) Governing Law - This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Subject to the provisions of Section 10.7, any Legal Proceeding arising out of or relating to this Agreement shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

      (c) Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      (d) Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

      (e) Statutory References - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

      (f) Time - Time is of the essence in the performance of the Parties' respective obligations under this Agreement.

      (g) Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

      (h) Business Days - If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

      (i) Including - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

      (j) No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

      (k) Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

1.4   Knowledge

Any reference to the knowledge or awareness of the Corporation or a Subsidiary or like terms shall mean the actual knowledge of Don Smith, Paul Butcher, Steven Spooner, Ed Silberhorn, Greg Hiscock and, with respect to Sections 4.25 and 4.26 only, Jim Davies, and any knowledge which any such individual could reasonably have acquired through the exercise of due inquiry regarding the relevant matter.

1.5   Entire Agreement

This Agreement and the Other Agreements together constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and the Other Agreements and supersede all prior understandings, agreements, negotiations and discussions, whether oral or written, including, without limitation, those contained in a term sheet dated January 23, 2004 between the Corporation and EdgeStone Capital Equity Fund II-A GP, Inc., and any amendments thereto. There are no covenants, promises, representations, warranties, terms, conditions, undertakings, understandings or other agreements, oral or written, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement and the Other Agreements other than as expressly set forth or referred to in this Agreement or the Other Agreements. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made by any Party hereto or its directors, officers, employees, legal counsel, accountants or other representatives, except to the extent that the same has been reduced to writing and included as a term of this Agreement or the Other Agreements or included as a term of any other document delivered pursuant to this Agreement or the Other Agreements. Accordingly, there shall be no liability, either in tort or contract, assessed to any Party in relation to any such representation, warranty, opinion, advice or assertion of fact, except to the extent that the same has been reduced to writing and included as a term of this Agreement or the Other Agreements or included as a term of any other document delivered by the Parties pursuant to this Agreement or the Other Agreements.

1.6   Schedules

The Schedules to this Agreement,  as listed below,  are an integral part of this
Agreement:

   Schedule A        -       Post-Closing Capitalization Table
   Schedule B        -       Disclosure Schedule
   Schedule C        -       Financial Statements
   Schedule D        -       Parallel Investors

1.7   Exhibits

The Exhibits to this  Agreement,  as listed below,  are an integral part of this
Agreement:

   Exhibit A-1       -       Series A Share Terms
   Exhibit A-2       -       Series B Share Terms
   Exhibit B         -       Form of Shareholders Agreement
   Exhibit C         -       Form of Registration Rights Agreement
   Exhibit D-1       -       Form of Series 1 Warrants
   Exhibit D-2       -       Form of Series 2 Warrants
   Exhibit E         -       Form of Legal Opinion of Counsel to the Corporation
   Exhibit F-1       -       Form of Debenture Holder Consent
   Exhibit F-2       -       Form of PTIC Exchange and Release Agreement
   Exhibit F-3       -       Form of WCC Exchange and Release Agreement

                                   ARTICLE 2
                         SHARE AND WARRANT SUBSCRIPTION

2.1   Subscription and Issuance of Purchased Shares and EdgeStone Warrants

      (a) Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Corporation hereby agrees to issue and sell to EdgeStone, and EdgeStone agrees to purchase from the Corporation an aggregate of twenty million (20,000,000) of the Corporation's authorized but unissued Series A Shares (the "Purchased Shares").

      (b) As the lead investor by virtue of the Investment, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Corporation hereby agrees to issue and sell to EdgeStone the EdgeStone Warrants.

2.2   Purchase Price

      (a) The purchase price for each Purchased Share shall be $1.00. The aggregate purchase price (the "Share Purchase Price") for the Purchased Shares equals twenty million dollars ($20,000,000).

      (b) The aggregate purchase price (the "Series 1 Warrant Purchase Price") for the Series 1 Warrants shall be one dollar ($1.00).

      (c) The aggregate purchase price (the "Series 2 Warrant Purchase Price", and together with the Series 1 Warrant Purchase Price, the "Warrant Purchase Price") for the Series 2 Warrants shall be one dollar ($1.00).

2.3   Closing

Subject to the fulfilment of the conditions in Sections 2.5 and 2.6, the Closing shall take place at the Time of Closing on the Closing Date at the offices of the Corporation's legal counsel, or at such other place as the Corporation and the Investor may agree. At the Closing, the Corporation shall issue and sell and the Investor shall purchase the Purchased Shares and EdgeStone Warrants for the Aggregate Purchase Price.

2.4   Closing Deliveries

      (a)   At the Closing:

            (i) the Corporation shall deliver to the Investor one or more certificates representing the Purchased Shares, free and clear of all Liens, registered in the name of the Investor (or as directed in writing by the Investor) in the Corporation's records;

            (ii) the Corporation shall deliver to the Investor one or more warrant certificates, substantially in the form attached hereto as Exhibit D-1, representing the Series 1 Warrants, free and clear of all Liens, and one or more warrant certificates, substantially in the form attached hereto as Exhibit D-2, representing the Series 2 Warrants, free and clear of all Liens; and

            (iii) the  Investor  shall  pay  to  the  Corporation  (or as it may otherwise direct) the Aggregate Purchase Price by certified cheque, bank draft or wire transfer of immediately available funds.

      (b) At the Closing, the Corporation shall also deliver or cause to be delivered to the Investor each of the following, together with such other documents as the Investor may reasonably require:

            (i) a certificate of compliance issued by Industry Canada dated the Closing Date with respect to the legal existence and good standing of the Corporation under the laws of Canada and a similar certificate for each

                  Material Subsidiary (other than Mitel Networks Limited) dated not more then three Business Days prior to the Closing Date issued by the appropriate authorities with respect to its legal existence and good standing under the laws of its respective jurisdiction;

            (ii) a certificate of the Corporation's President or another authorized senior officer of the Corporation, not in his personal capacity, dated as of the Closing Date, in form reasonably satisfactory to the Investor, certifying: (A) an attached true and complete copy of the Corporation's articles of incorporation together with all amendments thereto; (B) an attached true and complete copy of the Corporation's current by-laws; (C) an attached true and complete copy of the resolutions of the Corporation's board of directors and, if necessary, shareholders, respectively, with respect to the transactions hereby contemplated or otherwise to be effected at the Closing; and (D) the incumbency of the Corporation's officers;

            (iii) a  certificate  of  the  Corporation's  President  or  another authorized senior officer of the Corporation, not in his personal capacity, in a form reasonably satisfactory to the Investor, certifying for and on behalf of the Corporation that the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Time of Closing on the Closing Date;

            (iv) a written legal opinion of Osler, Hoskin & Harcourt LLP dated the Closing Date and substantially in the form attached hereto as Exhibit E; and

            (v)   payment of the amounts contemplated in Sections 8.1 (Lead Work
                  Fee) and 8.2(a) (Expenses) to EdgeStone or as EdgeStone may direct in writing (which payment may be satisfied by the Corporation by the delivery of a written direction to the Investor, as contemplated in Section 2.4(a)(iii), to pay such amounts out of the Aggregate Purchase Price).

2.5   Closing Conditions in Favour of EdgeStone

The transactions herein contemplated, including the issue and sale of the Purchased Shares and the EdgeStone Warrants in accordance with the terms of this Agreement, are subject to the following terms and conditions, which are inserted for the exclusive benefit of the Investor to be fulfilled or performed at or prior to the Time of Closing on the Closing Date, and the Corporation shall provide such evidence as may be requested by the Investor, acting reasonably, that each such condition has been fulfilled (provided that such evidence is within the power and control of the Corporation to so provide):

      (a) Performance of Obligation. All of the terms, covenants and conditions of this Agreement to be performed and/or to be complied with by the Corporation at or prior to the Time of Closing on the Closing Date shall have been performed or complied with.

      (b) Approvals and Consents. All approvals or consents shall have been obtained as are required to permit the execution and delivery by the Corporation of this Agreement and each of the Other Agreements to which the Corporation is a party and the consummation by the Corporation of the transactions contemplated hereby and thereby, including:

            (i) all approvals and consents of the shareholders and directors required with respect to the filing of the Articles of Amendment; and

            (ii) the consent of Zarlink to the Articles of Amendment, as may be required pursuant to the Zarlink Supply Agreement.

      (c) Dissents. Holders of no more than two percent (2%) of the outstanding Common Shares shall have exercised, or expressed the intent in accordance with the Act to exercise, their right of dissent or appraisal with respect to the Articles of Amendment.

      (d) Articles of Amendment. The Series A Shares and the Series B Shares shall have been added to the authorized capital of the Corporation pursuant to the Articles of Amendment and the offering, issue and sale of the Purchased Shares and the EdgeStone Warrants shall have been authorized by all necessary corporate action of the Corporation, its shareholders and directors, and the Corporation shall have filed the Articles of Amendment with Industry Canada and received a Certificate of Amendment therefor.

      (e) Reservation of Converted Shares and Warrant Shares. The Converted Shares and the Warrant Shares shall have been duly authorized and reserved for issuance.

      (f) Zarlink Supply Agreement. The Zarlink Supply Agreement shall have been duly and validly amended, as may be required, to remove any requirement for Zarlink to consent or otherwise agree to any changes to the constating documents of the Corporation.

      (g)   Conditions with respect to Converted Debenture Holders.

            (i) Holders of not less than ninety percent (90%) of the August 2002 Debenture Shares shall have executed and delivered to the Corporation a Debenture Holder Consent (which shall provide, among other things, that any price protection, anti-dilution or similar rights of the Converted Debenture Holders shall be terminated), and all of the August 2002 Debenture Shares held by such Persons shall have been duly converted into Series B Shares in accordance with the terms of such Debenture Holder Consents.

            (ii) Each Converted Debenture Holder that has executed a Debenture Holder Consent and who is a non-resident of Canada for the purposes of the Income Tax Act (Canada) shall have obtained (or the Corporation shall have obtained on behalf of such Converted Debenture Holders) a certificate issued pursuant to section 116 of the Income Tax Act (Canada) in respect of the disposition of his/her/its August 2002 Debenture Shares upon conversion of such shares into Series B Shares containing a certificate limit at least equal to the value of the Converted Debenture Holder's entitlement to Series B Shares, or, if in the case of any such Converted Debenture Holder such certificate has not been obtained, the Corporation shall have withheld and remitted the full amount of Tax for which the Corporation may be liable in respect of such disposition as provided in section 116 of the Income Tax Act (Canada).

            (iii) The conversion of the August 2002 Debenture Shares into Series
                  B Shares pursuant to the Debenture Holder Consents received by the Corporation shall have been effected in compliance with applicable securities laws and all notices and filings in respect thereof due on or before the Closing Date shall have been delivered or filed by the Corporation within the time periods and in the manner required by applicable securities laws.

      (h) Conditions with respect to WCC. The Corporation and WCC shall have executed and delivered the WCC Exchange and Release Agreement (which shall provide, among other things, that any price protection, anti-dilution or similar rights of WCC shall be terminated), and the WCC Note Shares shall have been duly exchanged for an aggregate of 40,897,750 Series B Shares in accordance with the terms of the WCC Exchange and Release Agreement.

      (i)   Conditions with respect to PTIC.

            (i) The Corporation and PTIC shall have executed and delivered the PTIC Exchange and Release Agreement (which shall provide, among other things, that any existing price protection, anti-dilution or similar rights of PTIC shall be terminated), and the PTIC Shares shall have been duly exchanged for an aggregate of 16,000,000 Series B Shares in accordance with the terms of the PTIC Exchange and Release Agreement.

            (ii) The PTIC Subscription Agreement shall have been duly and validly terminated.

      (j) Conditions with respect to TPC. Not less than $10,000,000 shall be remaining available for disbursement to the Corporation for the period up to September 30, 2004 pursuant to the TPC Agreement.

      (k)   Conditions with respect to Senior Lender.

            (i) The Corporation's existing credit facilities with the Senior Lender shall have been renegotiated or replaced on terms satisfactory to EdgeStone, acting reasonably.

            (ii) Neither the Corporation nor any Subsidiary shall be in breach of or in default under any of their respective covenants in favour of the Senior

                  Lender or with respect to the Senior Bank Debt (except any such breach or default that has been waived by the Senior Lender), nor shall there exist any state of facts that would constitute a breach or default but for the rectification thereof by a waiver or letter of forbearance, and the consummation of the transactions contemplated by this Agreement will not result in any such breach or default.

      (l)   Termination  of  Existing  Shareholders   Agreement.   The  Existing
            Shareholders   Agreement  shall  have  been  validly  terminated  in
            accordance with its terms.

      (m) Shareholders Agreement. The Shareholders Agreement substantially in the form annexed hereto as Exhibit B shall have been executed and delivered by the Corporation and each of the other parties thereto (other than the Investor), to the satisfaction of the Investor.

      (n) Registration Rights Agreement. The Registration Rights Agreement substantially in the form annexed hereto as Exhibit C shall have been executed and delivered by the Corporation and each of the other parties thereto (other than the Investor), to the satisfaction of the Investor.

      (o) No Legal Proceedings. No Legal Proceeding shall be pending or threatened by any Person, including any Governmental Authority, to enjoin, restrict or prohibit the purchase and issuance of the Purchased Shares and EdgeStone Warrants contemplated herein.

      (p) Exemption from Prospectus and Registration Requirements. The issuance of the Purchased Shares and EdgeStone Warrants pursuant to this Agreement shall be exempt from the prospectus and registration requirements of all applicable securities laws.

      (q) Other Closing Documents. The Investor shall have received each of the certificates referred to in Section 2.4(b) and such other opinions, agreements, certificates, affidavits, statutory declarations, and other documentation as are customary in a transaction of this nature and may be reasonably required by the Investor, all of which shall be satisfactory in form and substance to counsel for the Investor, acting reasonably.

2.6   Closing Conditions in Favour of the Corporation

The transactions herein contemplated are subject to the following terms and conditions which are inserted for the exclusive benefit of the Corporation to be fulfilled or performed at or prior to the Time of Closing on the Closing Date:

      (a) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be performed and/or complied with by the Investor at or prior to the Time of Closing on the Closing Date shall have been performed or complied with.

      (b) Approvals and Consents. The following approvals or consents shall have been obtained by the Corporation:

            (i) all approvals and consents of the shareholders required with respect to the filing of the Articles of Amendment; and

            (ii) the consent of Zarlink to the Articles of Amendment, as may be required pursuant to the Zarlink Supply Agreement.

      (c) Dissents. Holders of no more than two percent (2%) of the outstanding Common Shares shall have exercised, or expressed the intent in accordance with the Act to exercise, their right of dissent or appraisal with respect to the Articles of Amendment.

      (d) Conditions with respect to Converted Debenture Holders. Holders of not less than ninety percent (90%) of the August 2002 Debenture Shares shall have executed and delivered to the Corporation a Debenture Holder Consent.

      (e) Conditions with respect to WCC. WCC shall have executed and delivered the WCC Exchange and Release Agreement.

      (f) Conditions with respect to PTIC. PTIC shall have executed and delivered the PTIC Exchange and Release Agreement and the PTIC Subscription Agreement shall have been duly and validly terminated.

      (g) No Legal Proceedings. No Legal Proceeding shall be pending or threatened by any Person, including any Governmental Authority, to enjoin, restrict or prohibit the purchase and issuance of the Purchased Shares and EdgeStone Warrants contemplated herein.

      (h) Execution of Agreements. The Investor shall have executed and delivered the Shareholders Agreement and the Registration Rights Agreement.

      (i) Exemption from Prospectus and Registration Requirements. The issuance of the Purchased Shares and EdgeStone Warrants pursuant to this Agreement shall be exempt from the prospectus and registration requirements of all applicable securities laws.

      (j) Other Closing Documents. The Corporation shall have received such agreements, certificates, affidavits, statutory declarations, and other documentation as are customary in a transaction of this nature and may be reasonably required by the Corporation, all of which shall be satisfactory in form and substance to counsel for the Corporation, acting reasonably.

                                   ARTICLE 3
                          ADDITIONAL EQUITY INVESTMENT

3.1   Additional Investment

      (a) The Corporation shall have the right to issue and sell: (i) up to five million (5,000,000) additional Series A Shares at a price per share of not less than $1.00 and otherwise on terms no more favourable than the terms set forth in this Agreement; and (ii) any Series A Shares issuable upon the exercise of the EdgeStone Purchase Option pursuant to Section 3.2 (the issuance of the Series A Shares contemplated in clause (i) and (ii) together being referred to herein as the "Additional Investment").

      (b) The Additional Investment shall be completed, in one or more closings, on such date or dates as may be selected by the Corporation; provided that, the last day on which any Series A Shares may be issued or sold pursuant to the Additional Investment shall be (A) August 31, 2004, or (B) such later date as may be agreed to in writing by the Corporation and EdgeStone (the applicable date in clause (A) or (B) above being hereinafter referred to as the "Expiry Date").

      (c) Notwithstanding the foregoing, the Parties acknowledge and agree that: (i) the EdgeStone Purchase Option; (ii) the payment of the Lead Work Fee contemplated by Section 8.1; (iii) the reimbursement of Expenses contemplated by Section 8.2; and (iv) the entitlement to receive the EdgeStone Warrants are entitlements exclusive to EdgeStone as the lead investor with respect to the Investment, and shall not be extended to purchasers pursuant to the Additional Investment (except for EdgeStone and/or its permitted assignees on the exercise of the EdgeStone Purchase Option, to the extent provided in this Agreement) or to any purchasers of Common Shares as contemplated in Section 3.4.

3.2   EdgeStone Option

      (a) EdgeStone or its permitted assignees, as provided herein, shall be entitled, at any time or times on or before the Expiry Date, to purchase from the Corporation up to an aggregate of 5,000,000 additional Series A Shares, at a purchase price of $1.00 per share (the "EdgeStone Purchase Option").

      (b) On each closing of the purchase of Series A Shares pursuant to the exercise of the EdgeStone Purchase Option:

            (i) EdgeStone or its permitted assignees, as provided herein, shall be entitled to payment of the Lead Work Fee payable pursuant Section 8.1 and reimbursement of Expenses as provided in Section 8.2; and

            (ii) each purchaser or purchasers of Series A Shares pursuant to the EdgeStone Purchase Option shall: (A) receive a Series 1 Warrant, substantially in the form annexed hereto as Exhibit D-1, to purchase certain Common Shares at a price of $1.25 per share (subject to adjustment) based on the number of Series A Shares purchased on the exercise of the EdgeStone Purchase Option; (B) receive a Series 2 Warrant, substantially in the form annexed hereto as Exhibit D-2, to purchase certain Common Shares for no additional consideration on the happening of certain events;
                  (C) receive the benefit of all of the representations, warranties, covenants and indemnities of the Corporation in this Agreement, which shall apply mutatis mutandis as if such purchaser or purchasers were the original Investor hereunder;
                  (D) be joined as a party to the Registration Rights Agreement as an "Investor" thereunder, in accordance with the terms of the Registration Rights Agreement; and (E) be joined as a party to the Shareholders Agreement as a "Shareholder" thereunder, in accordance with the terms of the Shareholders Agreement.

      (c) The EdgeStone Purchase Option may be assigned by EdgeStone in whole or in part to: (A) any Person that is acceptable to the Corporation, acting reasonably; and/or (B) any member or members of the EdgeStone Group.

3.3   Adjustments

The number and purchase price of the Series A Shares and EdgeStone Warrants (if applicable) which are subject to issuance pursuant to the Additional Investment shall be subject to appropriate adjustments for stock splits, consolidations, stock dividends, and recapitalizations and the like.

3.4   Additional Common Shares

In addition to the Additional Investment, the Investor acknowledges and agrees that the Corporation shall also have the right to issue and sell (without the engagement of an agent or intermediary) for a period of nine months after the Closing Date, without any further consent from EdgeStone, Common Shares with an aggregate purchase price of up to $10,000,000 at a price per share equal to the fair market value thereof (and for such purpose, the fair market value of the Common Shares shall be determined by the Board of Directors). The purchasers of such Common Shares shall be restricted to: (i) employees, officers and directors of the Corporation or any Subsidiary; (ii) existing shareholders of the Corporation; (iii) distributors or resellers with a business relationship with the Corporation or any Subsidiary; (iv) high net worth individuals (other than institutional investors); and (v) any such other Persons acceptable to EdgeStone and the Corporation.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to the Investor as of the Time of Closing as follows, and acknowledges that the Investor is relying on such representations and warranties in connection with the transactions contemplated herein:

4.1   Incorporation and Organization

The Corporation is a corporation duly incorporated, organized and validly subsisting under the laws of Canada, and is in good standing under such laws. The Corporation has full corporate power, authority and capacity: (i) to own or lease and operate its properties and assets; (ii) to carry on its Business as presently conducted and proposed to be conducted; and (iii) to execute and deliver this Agreement and the Other Agreements and to perform all obligations contemplated herein or therein, including the filing of the Articles of Amendment, the issue, sale and delivery of the Purchased Shares and EdgeStone Warrants, the issue and delivery of any and all Converted Shares on the conversion of the Purchased Shares and the issue and delivery of any and all Warrant Shares on the exercise of the EdgeStone Warrants.

4.2   Corporate Records

The minute books of the Corporation and the minute books of each Material Subsidiary are up-to-date and have been maintained in accordance with the applicable law of their respective jurisdictions of incorporation. Such minutes books contain all articles and by-laws and a complete and accurate record of all resolutions and meetings and actions of directors (and committees thereof) and shareholders of the Corporation and each Material Subsidiary since the respective dates of incorporation of the Corporation and each Material Subsidiary, and reflect all transactions referred to in such proceedings accurately up until and including the Closing Date. All such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share ledgers and registers of the Corporation and each Material Subsidiary as at the Closing Date are complete and reflect all issuances, transfers, repurchases and cancellations of shares in the capital of the Corporation and each Material Subsidiary, as applicable, as at the Closing Date. The full and complete minute books of the Corporation have been made available to the Investor or its counsel for review.

4.3   Subsidiaries

The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as set forth in Section 4.3 of the Disclosure Schedule. Each of the Subsidiaries is duly incorporated, organized and validly subsisting under the laws of its jurisdiction of incorporation, and, except as disclosed in
Section 4.3 of the Disclosure Schedule, is in good standing under such laws. All of the issued and outstanding shares of each Subsidiary have been duly authorized and are validly issued, fully-paid and non-assessable and are free and clear of Liens. Except for the Subsidiaries and except as set forth in
Section 4.3 of the Disclosure Schedule, neither the Corporation nor any Subsidiary is or has been a partner in any partnership, participated in a joint venture, or owns or agreed or become bound to acquire any securities issued by, or acquire any equity or other ownership interest in, any other business or Person. The Material Subsidiaries are the only Subsidiaries that hold material assets or have material liabilities or that are otherwise material to the condition (financial or otherwise), operations, business, assets, or prospects of the Corporation and the Subsidiaries, taken as a whole. None of the Subsidiaries incorporated under the laws of United Kingdom are dormant (within the meaning of section 249AA of the United Kingdom Companies Act 1985).

4.4   Qualification in Foreign Jurisdictions

The Corporation and each Subsidiary is duly qualified to carry on the Business and is in good standing as a foreign corporation in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary (other than any jurisdictions in which the failure to so qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect).

4.5   Authorized, Issued and Outstanding Capital

      (a) Immediately prior to Closing, but after giving effect to the filing of the Articles of Amendment and to the issuance of Series B Shares to the Converted Debenture Holders that have executed a Debenture Holder Consent, WCC and PTIC, as contemplated in Sections 2.5(g), 2.5(h) and 2.5(i), respectively:

            (i) the authorized capital of the Corporation will consist of: (A) an unlimited number of Common Shares; (B) an unlimited number of Class A Convertible Preferred Shares, issuable in series, of which an unlimited number of the first series, being the Series A Shares, shall have been created; and (C) an unlimited number of Class B Convertible Preferred Shares, issuable in series, of which an unlimited number of the first series, being the Series B Shares, shall have been created; and

            (ii) 111,786,713 Common Shares, no Series A Shares, 67,060,988 Series B Shares and no other shares will be issued and outstanding, and all of such issued and outstanding shares, and the Purchased Shares, are or will be at the Time of Closing, duly authorized, validly issued, fully-paid and non-assessable.

      (b) Other than as set out in Section 4.5(b) of the Disclosure Schedule and other than as contemplated in this Agreement, neither the Corporation nor any Subsidiary is bound by, and has any obligation to grant or enter into, any outstanding subscriptions, options, warrants, calls, commitments, or Contracts of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any: (i) shares or any other equity or other security, or
            (ii) securities convertible (including convertible debt securities) into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares or any other equity or other security in the capital of the Corporation or any Subsidiary, as applicable.

      (c) An aggregate of 25,000,000 Common Shares (and no other shares) have been reserved for issuance to eligible directors, officers, consultants and employees of the Corporation and the Subsidiaries under the Stock Option Plan. To the date hereof, options to purchase an aggregate of 4,519,219 Common Shares (and no other options) are outstanding under the Stock Option Plan. Except as disclosed in
            Section 4.5(c) of the Disclosure Schedule, all options vest (subject to earlier termination on termination of service of the grantee) as to 25% of the shares subject to option on the first anniversary of the date of grant, and thereafter at a rate of 25% each year for a period of three years. Except as disclosed in Section 4.5(c) of the Disclosure Schedule, the Corporation has no present intention to re-price or exchange options granted under the Stock Option Plan or change its practice with respect to the vesting of options granted thereunder, nor has it indicated to any Person any such intention. Other than the Stock Option Plan and except as disclosed in Section 4.5(c) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has any stock option plan, restricted share plan, share purchase plan, stock appreciation rights, phantom stock option plan or similar plan or arrangement providing for any equity-based compensation for the benefit of its officers, directors, employees, consultants or other service providers.

      (d) Except as set forth in Section 4.5(d) of the Disclosure Schedule and except as contemplated in this Agreement, neither the Corporation nor any Subsidiary: (i) has any outstanding obligation, contingent or otherwise, contractual or otherwise, to repurchase, redeem, or otherwise acquire any of its shares or other equity securities or to pay any dividend or make any distribution to its shareholders; (ii) is a party to or bound by any Contract relating to the voting of any of its securities or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer or alienate outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; (iii) has knowledge of any Contract relating to the voting of any of its securities or that relates to or restricts the management of the Corporation or any Subsidiary or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer, alienate, assign or encumber outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; or (iv) is a party to or bound by any Contract under which any Person has the right to require it (x) to effect, or to include any securities held by such Person in, any registration under the Securities Act or any qualification by prospectus under Canadian Securities Laws, or any similar registration or qualification in any other jurisdiction, or
            (y) to distribute any such securities to the public in Canada, the United States or any other jurisdiction.

      (e) Except as set forth in Section 4.5(e) of the Disclosure Schedule and except as contemplated in this Agreement, there are no price protection, price adjustment, anti-dilution or other similar rights (either retrospective or prospective) attached to any outstanding securities of the Corporation or any Subsidiary. On the fulfillment of the closing conditions referred to in Sections 2.5(g), 2.5(h) and 2.5(i), except as contained in the terms of the Series A Shares and the Series B Shares, as set forth in the Other Agreements or as disclosed in Section 4.5(e) of the Disclosure Schedule, there will be no price protection, price adjustment, anti-dilution or other similar rights (either retrospective or prospective) attached to any outstanding securities of the Corporation or any Subsidiary or any securities of the Corporation or any Subsidiary which may hereafter be issued.

      (f) The Corporation has duly reserved and shall continue at all times to reserve, solely for the purpose of issuance upon conversion of the Purchased Shares, a number of Converted Shares sufficient to cover the conversion of all such Purchased Shares. The Converted Shares issuable upon conversion of the Purchased Shares have been duly authorized and reserved for issuance and, when issued upon conversion of the Purchased Shares, shall be validly issued, fully paid and non-assessable, and free and clear of Liens.

      (g) The Corporation has duly reserved and shall continue at all times to reserve, solely for the purpose of issuance upon exercise of the EdgeStone Warrants, a number of Warrant Shares sufficient to cover the exercise of all such EdgeStone Warrants. The Warrant Shares issuable upon exercise of the EdgeStone Warrants have been duly authorized and reserved for issuance and, when issued upon the valid exercise of the EdgeStone Warrants, shall be validly issued, fully paid and non-assessable, and free and clear of Liens.

4.6   Lawful Issuance

Except as disclosed in Section 4.6 of the Disclosure Schedule, all of the outstanding shares in the capital of the Corporation and each Subsidiary and all outstanding options, warrants and other securities of the Corporation and each Subsidiary were offered, issued, and sold, and the Purchased Shares, the Converted Shares, the EdgeStone Warrants and Warrant Shares have been offered and (as and when issued) shall be issued and sold, in compliance with: (i) all applicable pre-emptive or similar rights of all Persons (except for any non-compliance which has been waived in writing); (ii) all applicable provisions of applicable securities laws in Canada, the United States and the United Kingdom in transactions exempt from the prospectus, registration or analogous requirements of such securities laws (subject to and assuming the accuracy of any representations and warranties made by purchasers of such securities, and the representations of the Investor contained in Article 5 hereof to the Corporation); and (iii) all other applicable laws. No person has any valid right to rescind any purchase of, or any statutory rights of action with respect to, any shares or other securities in the capital of the Corporation or any Subsidiary, except in accordance with this Agreement.

4.7   Corporate Authorization

This Agreement and the Other Agreements, and the transactions contemplated hereby and thereby, have been duly approved and authorized by all requisite corporate action on the part of the Corporation, and this Agreement has been duly executed and delivered by the Corporation and constitutes, and each of the Other Agreements constitute, a legal, valid, and binding obligation of the Corporation enforceable against it in accordance with its terms (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction). The execution, delivery, and performance by the Corporation of this Agreement and the Other Agreements in accordance with their respective terms, and the consummation by the Corporation of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of: (i) the articles or by-laws of the Corporation or any Subsidiary; (ii) any judgment, decree, order, statute, rule, or regulation binding on or applicable to any of them; or (iii) any Contract to which the Corporation or any Subsidiary is a party or by which any of its assets are bound; or (iv) any Permit held by the Corporation or any Subsidiary. There are no rights of first refusal or pre-emptive rights, or other rights restricting the issuance of securities of the Corporation, pursuant to the Existing Shareholders Agreement or otherwise, that have not either been complied with or duly and validly waived with respect to the issuance of the Purchased Shares, the Converted Shares, the EdgeStone Warrants, the Warrant Shares and the EdgeStone Purchase Option prior to the Time of Closing on the Closing Date.

4.8   No Governmental or Third Party Consents

Except as disclosed in Section 4.8 of the Disclosure Schedule, no consent, approval, authorization, declaration, filing, or registration with any Governmental Authority or other Person is required to be made or obtained by the Corporation in connection with: (i) the execution and delivery of this Agreement or the Other Agreements; or (ii) the performance by the Corporation of its obligations hereunder, thereunder or under the articles of the Corporation, as amended, except as may be required pursuant to applicable securities laws (including Canadian Securities Laws) to report the issuance and sale of securities issued or issuable pursuant to the transactions contemplated in this Agreement and the Other Agreements and except for such filings required to be made with the SEC with respect to the transactions contemplated in this Agreement and the Other Agreements.

4.9   Financial Statements - Absence of Certain Changes

The audited annual financial statements for the year ended April 27, 2003 and the unaudited interim financial statements for the nine month period ended January 25, 2004, annexed hereto as Schedule C (collectively, the "Financial Statements"), have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of the preceding period and present fairly: (i) all of the assets, liabilities and financial position of the Corporation on a consolidated basis as at April 27, 2003; and
(ii) the sales, earnings, results of operation and changes in financial position of the Corporation on a consolidated basis for the nine month period ended January 25, 2004. Except as otherwise described in the Financial Statements or as disclosed in or contemplated by this Agreement or as set forth in Section 4.9 of the Disclosure Schedule, since April 27, 2003 (the "Financial Statement Date") there has not been:

      (a) other than those in the ordinary course of business, any acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Corporation or any of the Subsidiaries of any properties or assets;

      (b) to the knowledge of the Corporation, any change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, Business, or prospects of the Corporation or any of the Subsidiaries, or in any of its relationships with any suppliers, customers, key employees or other third parties with whom it has financial, commercial, or other business relationships, other than changes in the ordinary course of business that have not caused and cannot be reasonably expected to cause, in any case or in the aggregate, a Material Adverse Effect;

      (c) any material transaction by the Corporation or any of the Subsidiaries with their respective Affiliates, Insiders or any other Person not at Arm's Length with the Corporation or any Subsidiary, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

      (d) any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;

      (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares or other securities of the Corporation or any of the Subsidiaries;

      (f) any issuance of any shares or other securities of the Corporation or any of the Subsidiaries, or any direct or indirect redemption, repurchase, or other acquisition by the Corporation or any of the Subsidiaries of any of its shares or other securities (other than the issuance of shares to optionholders upon the exercise of options granted under the Stock Option Plan or pursuant to any other Employee Plan and the repurchase or redemption of shares from employees terminated involuntarily by the Corporation or any Subsidiary, as described in Section 4.5(d) of the Disclosure Schedule);

      (g) any change in the officers, directors or key employees of the Corporation or any of the Material Subsidiaries;

      (h) other than in the ordinary course of business, any increase in the compensation or other benefits payable or to become payable by the Corporation or any of the Subsidiaries to any of its Affiliates, or to any of the respective officers, employees, or independent contractors of the Corporation or any of the Subsidiaries, or any bonus, severance or termination payments or arrangements made to or with any of such officers, employees, or independent contractors;

      (i) any forgiveness or cancellation of any material debt or claim by the Corporation or any of the Subsidiaries or any waiver by the Corporation or any of the Subsidiaries of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

      (j) other than in the ordinary course of business, any incurrence, payment, discharge, or satisfaction by the Corporation or any of the Subsidiaries of any other Indebtedness, material obligations or material liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities, as guarantor or otherwise, with respect to obligations of others), other than (A) current liabilities to Persons other than Affiliates of the Corporation incurred in the ordinary course of business, and (B) current liabilities to Persons other than Affiliates of the Corporation incurred in connection with the transactions contemplated hereby;

      (k) other than in the ordinary course of business, any incurrence, discharge or satisfaction of any Lien: (i) by the Corporation or any of the Subsidiaries; or (ii) on any of the shares, other securities, properties, or assets owned or leased by the Corporation or any of the Subsidiaries;

      (l) any settlement of any Legal Proceeding threatened or pending against the Corporation or any Subsidiary or any of their respective assets that, either in any case or in the aggregate, has caused or could reasonably be expected to cause a Material Adverse Effect;

      (m) any change of auditor or material change with respect to any method of management operation or accounting in respect of the Business;

      (n)   any  conduct  of  business  by  the   Corporation   or  any  of  the
            Subsidiaries outside the ordinary course of business; or

      (o) any Contract by or on behalf of the Corporation, or by or on behalf of its respective Affiliates, directors, officers, employees, agents, or representatives, whether in writing or otherwise, to do or permit any of the things referred to in this Section 4.9.

4.10  Inventory Valuation

Except as disclosed in Section 4.10 of the Disclosure Schedule, neither the Corporation nor any Subsidiary has material obsolete or unusable inventory as reflected on the balance sheets forming part of the Financial Statements, or otherwise. The finished goods, work in process, raw materials and other materials and supplies included in such inventory are of a standard which is not lower than the generally accepted standard prevailing in the Corporation's industry.

4.11  Accounts Receivable

The accounts receivable reflected on the balance sheets included in the Financial Statements and all accounts receivable arising after the Financial Statement Date and prior to the Closing are bona fide and are, in the good faith judgment of the Corporation, collectible in the ordinary course of business (other than those accounts receivable which are doubtful accounts and in respect of which a reasonable allowance not exceeding $8,000,000, consistent with past practice, has been made), no material set-off or counterclaim has been asserted with respect to such accounts receivable, and, to the knowledge of the Corporation, there is no basis for any such set-off or counterclaim.

4.12  Accounts Payable

The accounts payable reflected on the balance sheets included in the Financial Statements and all accounts payable arising after the Financial Statement Date and prior to the Closing are bona fide.

4.13  Indebtedness

Neither the Corporation nor any of the Subsidiaries is in default with respect to any outstanding material Indebtedness or any Contract relating thereto, and no such Indebtedness or Contract relating thereto purports to limit the issuance of any securities by the Corporation or any of the Subsidiaries or its operation of the Business. Complete and correct copies of all Contracts (including all amendments, supplements, waivers, and consents) relating to any material Indebtedness of the Corporation or any of the Subsidiaries have been made available by the Corporation to the Investor or its counsel for inspection.

Except as disclosed in Section 4.13 of the Disclosure Schedule or in the Financial Statements, neither the Corporation nor any Subsidiary has outstanding any bonds, debentures, notes, mortgages or other indebtedness which mature more than one year after the date of their original creation or issuance and neither the Corporation nor any Subsidiary has agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness which will mature more than one year after the date of their creation or issue.

The total Indebtedness of the Corporation and the Subsidiaries, considered on a consolidated basis, including all capital leases and revolving or short-term credit facilities, as at the date of this Agreement is not greater than $80,000,000.

Except for invoiced fees and disbursements and work-in-progress totaling not more than $100,000 (all of which has been incurred on account of legal services provided to the Corporation), neither the Corporation nor any Subsidiary has any Indebtedness to Gowling Lafleur Henderson LLP ("Gowlings"). Except for the retainer letter between the Corporation and Gowlings dated January 21, 2002, there is no Contract between Gowlings and the Corporation or any Subsidiary to issue any shares or other securities to Gowlings on account of outstanding Indebtedness or Indebtedness that may hereafter be incurred.

4.14  Absence of Undisclosed Liabilities

Other than as set forth in the  Financial  Statements or as disclosed in Section
4.14 of the Disclosure Schedule, or as incurred by the Corporation or the any of the Subsidiaries in the ordinary course of business and consistent with past practice, neither the Corporation nor any Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

4.15  Cash and Cash Equivalents

As of the date of this Agreement, the Corporation had cash and cash equivalents of not less than $10,000,000.

4.16  Tax Matters

      (a) Neither the Corporation nor any Subsidiary has any liability, obligation or commitment, actual or contingent, for the payment of any Tax, except such as have arisen since the Financial Statement
            Date in the usual and ordinary course of its business. Except as disclosed in Section 4.16(a) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is in arrears with respect to any required withholdings or installment payments of any Tax. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by the Corporation or any Subsidiary, as the case may be, under the Income Tax Act (Canada) or any other legislation imposing Tax on the Corporation or any Subsidiary, as the case may be.

      (b) Except as disclosed in Section 4.16(b) of the Disclosure Schedule, the Corporation and each of the Subsidiaries has filed within the times and in the manner prescribed by law all Tax Returns required to be filed by or with respect to the Corporation or any of the Subsidiaries, as the case may be, and have paid all Taxes shown as accruing therein. All such Tax Returns are correct and complete in all material respects and the Corporation and each Subsidiary has made complete and accurate disclosure in such Tax Returns and in all materials accompanying such Tax Returns.

      (c) Except as disclosed in Section 4.16(c) of the Disclosure Schedule, no claim (including any claim for refunds or credits) in any Tax Return filed by the Corporation or any Subsidiary has been refused or denied by any relevant Tax authority. Adequate provision has been made in accordance with Canadian generally accepted accounting principles, and, to the knowledge of the Corporation, charges, accruals and reserves on the books of each of the Corporation and the Subsidiaries in respect of any liability for Taxes are sufficient, to meet any reasonable assessment or reassessment for installments and Taxes not yet due.

      (d) Except as disclosed in Section 4.16(d) of the Disclosure Schedule, each of the Corporation and the Subsidiaries have withheld from all payments made to its officers, directors, employees, debtholders, shareholders and other Persons the amount of all Taxes including but not limited to income tax, federal or provincial pension and medical plan contributions, unemployment insurance contributions and other deductions required to be withheld therefrom and, where such Taxes are due, have paid the same to the proper receiving officers or Tax authorities.

      (e) Except as disclosed in Section 4.16(e) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is a party to or bound by any Tax sharing or allocation agreement, nor does it have any current or potential contractual obligation to indemnify any other person with respect to Taxes.

      (f) The Corporation is eligible for investment tax credits with respect to certain of its research and development activities within the meaning of the Income Tax Act (Canada).

      (g) With respect to the Corporation's investment tax credits, the Corporation has complied with applicable provisions and requirements of the Income Tax Act (Canada).

      (h) Except as disclosed in Section 4.16(h) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries have any knowledge of: (x) any liability for any Tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for in the Financial Statements or in its books in respect of any such liabilities arising or accruing since the Financial Statement Date; or (y) any investigations, audits or reassessments initiated or to be initiated against the Corporation or a Subsidiary by any Tax authority.

      (i) The Corporation has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada) with respect to transactions and arrangements between the Corporation and any Person with whom the Corporation was not dealing at Arm's Length.

      (j) Each of the Corporation and each Subsidiary has complied with all registration, reporting, collection and remittance requirements in respect of Taxes. Except as disclosed in Section 4.16(j) of the Disclosure Schedule, the Corporation and the Subsidiaries have collected or withheld from each receipt from or in respect of any of their past and present customers (or other persons paying amounts to the Corporation or the Subsidiaries) the amount of all Taxes (including goods and services tax and provincial, state and foreign sales taxes) required to be collected and have remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision in the books of each of the Corporation and the Subsidiaries for the payment of such amount to the proper receiving Tax authorities.

4.17  Real Property

      (a) Except as described and set forth in Section 4.17(a) of the Disclosure Schedule, neither the Corporation nor any Subsidiary owns or has any interest in, nor is the Corporation or any Subsidiary a party to or bound by or subject to any Contract respecting the purchase or sale of, any real or immoveable property or any right of occupancy with respect thereto. Section 4.17(a) of the Disclosure Schedule accurately specifies the following:

            (i)   with respect to each  separate  parcel of Owned Real  Property
                  (A) the municipal address, (B) a brief description of buildings and structures thereon, and (C) details of any mortgages/charges registered such property; and

            (ii) with respect to each lease for the Leased Real Property (A) the parties to and dates of the lease, (B) the expiry date of the lease, (C) the location (including municipal address) of the Leased Real Property, and (D) the rental payable and any other material payments required under the lease.

      (b) Mitel Networks Limited is the owner of the Owned Real Property. Except as disclosed in Section 4.17(b) of the Disclosure Schedule, there are no Contracts to sell, transfer or dispose of the Owned Real Property or any interest therein or which would restrict the ability of Mitel Networks Limited to transfer the Owned Real Property, and no person has any right to occupy or use any of the Owned Real Property or any part thereof other than the Corporation or a Subsidiary.

      (c) Each lease for the Leased Real Property listed in Section 4.17(a) of the Disclosure Schedule is valid and subsisting and in good standing, and the Corporation or a Subsidiary is entitled to all rights and benefits under such leases in accordance with the terms thereof and neither the Corporation nor a Subsidiary has sublet, assigned, licensed or otherwise conveyed any rights in such leases or the property subject thereto to any other Person, except as set forth in Section 4.17(c) of the Disclosure Schedule. Neither the Corporation nor a Subsidiary nor, to the Corporation's knowledge, any other party thereto is in breach of any of the provisions of any such lease, nor is there any dispute between the Corporation or any Subsidiary and any landlord or tenant under any such lease.

      (d)   All of the plant, buildings,  structures,  erections,  improvements, appurtenances and fixtures (collectively in this Section 4.17 "buildings and structures") situate on or forming part of the Real Property are, to the knowledge of the Corporation, in good operating condition and in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used.

      (e) To the knowledge of the Corporation, none of the buildings and structures, or the operation or maintenance thereof, violates any restrictive covenant or any provision of any applicable law or encroaches on any property owned by others, or, if there is any such violation, such violation would not result in a Material Adverse Effect.

4.18  Personal Property

Except as disclosed in Schedule 4.18 of the Disclosure Schedule, and except with respect to Real Property which is separately addressed in Section 4.17, each of the Corporation and the Subsidiaries has: (i) good and sufficient title to all of the assets and properties owned by it; (ii) good and sufficient title to the lessee interest in all assets and properties leased by it as lessee; and (iii) full right to hold and use all of the respective assets and properties used in or necessary to the Business, in each case all free and clear of Liens except applicable restrictions on assignment and/or subletting and distress rights and except for any Liens that, in any case or in the aggregate, would not have a Material Adverse Effect. All such assets and properties are, to the knowledge of the Corporation, in good condition and repair, reasonable wear and tear excepted, and are adequate and sufficient in all material respects to carry on the Business as presently conducted and as proposed to be conducted.

4.19  Health, Safety and Environmental Matters

      (a) To the knowledge of the Corporation, the operations of the Corporation and its Subsidiaries are not in, and have not been in, violation of any applicable Environmental Laws, and neither the Corporation nor any of the Subsidiaries has received any written notice alleging any such violation.

      (b) Except as disclosed in Section 4.19(b) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has received written notice, or has knowledge of any facts that could give rise to any notice, that it is potentially responsible for any remedial or other corrective action or any work, repairs, construction or capital expenditures to be made under any Environmental Law.

      (c) The Corporation has no knowledge of any Hazardous Substance originating from any adjoining or neighbouring properties which has migrated or is suspected to be migrating onto, into or under the Real Property.

4.20  Employment Contracts

      (a) True and complete copies of all Contracts of employment or engagement with each senior officer of the Corporation or any Subsidiary have been made available to the Investor or its counsel, where specifically requested. For the purposes of this clause (a), the term "senior officer" means any senior officer of the Corporation or any Subsidiary as such term is defined in section 1(1) of the Securities Act (Ontario). There is no Contract of employment or engagement entered into with any employee, director or independent contractor of the Corporation or any Subsidiary which is not terminable on the giving of reasonable notice in accordance with applicable law or in accordance with the terms of the relevant Contract.

      (b) The Corporation and each Subsidiary has the approximate number of full-time employees, and has retained the services of the number of independent contractors, set forth next to its name in Section 4.20(b) of the Disclosure Schedule. Other than as disclosed in
            Section 4.20(b) of the Disclosure Schedule, there is no current labour unrest, threatened labour strike or other material disagreements or difficulties with any of the Corporation's or the Subsidiaries' employees or independent contractors. To the knowledge of the Corporation, no senior officer or key employee of the Corporation or any Subsidiary has stated any intention of terminating his or her employment with or services to the Corporation or any Subsidiary, as the case may be, nor does the Corporation or any of the Subsidiaries have any present intention of terminating the employment of any such person, as the case may be.

      (c) Except as disclosed in Section 4.20(c) of the Disclosure Schedule, the Corporation is not party to or bound by any Contract or policy providing for severance payments, termination payments, or the acceleration of any option or warrant held by any director, officer, employee or consultant of the Corporation or any Subsidiary.

      (d) To the knowledge of the Corporation, no present or former employee or independent contractor of the Corporation or any Subsidiary is a party to or has violated any term of any employment contract, consulting agreement, non-competition or non-solicitation agreement, patent or other proprietary information agreement or similar Contract with, or any fiduciary duty in favour of, a former employer of such employee or independent contractor or any other third party. Neither the Corporation nor any Subsidiary has received any notice from any third party alleging that such a violation has occurred. To the knowledge of the Corporation, the continued employment or engagement by the Corporation and the Subsidiaries of their respective present employees and independent contractors will not result in any such violation.

      (e) Except as set forth in Section 4.20(e) of the Disclosure Schedule, no complaint, grievance, claim, work order or, to the knowledge of the Corporation, investigation, has been filed, made, commenced or, to the knowledge of the Corporation, threatened against the Corporation or any of the Subsidiaries, pursuant to, nor is the Corporation or any of its Subsidiaries in violation in any material respect of:

            (i) with respect to employees in Ontario, the Ontario Human Rights Code, the Occupational Health & Safety Act (Ontario), the Workplace Safety and Insurance Act (Ontario), the Employment Standards Act, 2000 (Ontario) or the Pay Equity Act (Ontario); and

            (ii) with respect to employees in the United States, all applicable laws in the United States relating to wages, hours and collective bargaining; and

            (iii) with  respect to employees  in the United  Kingdom,  the Trade
                  Union and Labour Relations (Consolidation) Act 1992, the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986, the Race Relations Act 1986, the Employment Rights Act, the Trade Union Reform and Employment Rights Act 1993, the Disability Discrimination Act 1995, the Employment Relations Act 1999, the Social Security and Housing Benefits Act 1982, the Social Security Contributions and Benefits Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Working Time Regulations 1998.

            Neither the Corporation nor any of the Subsidiaries is, to its knowledge, engaged in any unfair labour practice. There is no work stoppage or, to the knowledge of the Corporation, any other action, grievance or dispute currently existing or threatened against the Corporation or any of the Subsidiaries that could, in the good faith judgment of the Corporation, lead to a work stoppage by the employees of the Corporation or any of the Subsidiaries. Except as disclosed in Section

            4.20(e) of the Disclosure Schedule, there are no outstanding decisions or settlements or pending settlements under any employment standards legislation which place any obligation upon the Corporation or any of the Subsidiaries to do or refrain from doing any act.

      (f) Except as disclosed in Section 4.20(f) of the Disclosure Schedule, all salary, wages, vacation pay, bonuses, commissions and employee benefit payments have been paid or are accrued but not yet due, and all such accruals are properly reflected in the books and records of the Corporation or the Subsidiaries, as the case may be.

      (g)   Except as disclosed in the  Financial  Statements or as disclosed in
            Section 4.20(g) of the Disclosure Schedule, since the Financial Statement Date no payments have been made or authorized by the Corporation to Insiders of the Corporation, except in the ordinary course of the business of the Corporation or at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

4.21  Employee Plans

      (a) Section 4.21(a) of the Disclosure Schedule lists all Employee Plans and U.S. Employee Plans to which the Corporation or any Subsidiary is party, bound by or in respect of which either has any contingent or actual liability. The Corporation has made available to EdgeStone or its counsel true, correct and complete copies of all the Employee Plans and U.S. Employee Plans as amended as of the date hereof, together with all related material documentation, including, plan texts, plan summaries, material correspondence, if any, to and from regulatory authorities, funding documents and insurance contracts. With respect to each U.S. Employee Plan, the Corporation has provided to EdgeStone or its counsel the most recently filed Form 5500 under the Code, if applicable.

      (b) Except as disclosed in Section 4.21(b) of the Disclosure Schedule, to the knowledge of the Corporation all of the Employee Plans are and have been, in all material respects, established, registered, qualified, funded, invested, contributed to and administered in accordance with their terms and the terms of the Collective Agreements and all applicable laws, accounting standards, rules and regulations.

      (c) Except as disclosed in Section 4.21(c) of the Disclosure Schedule, all employer payments, contributions or premiums required to be remitted or paid to or in respect of each Employee Plan have been remitted or paid in a timely fashion in accordance with the terms thereof, all applicable actuarial reports and all applicable law.

      (d) Except in the ordinary course of business or as disclosed in Section 4.21(d) of the Disclosure Schedule, no Employee Plan has been amended or improved and no commitment to amend or improve any Employee Plan has been made since the Financial Statement Date except as required by applicable laws and no discretion has been exercised to augment benefits.

      (e) Section 4.21(a) of the Disclosure Schedule lists all Employee Plans, registered or unregistered, under which employees of the Corporation or any Subsidiary accrue pension benefits or under which benefits are provided to former employees (or to the beneficiaries or dependants of such persons) on or after retirement or termination of employment. As of the date hereof, the deficit under the Employee Plans listed in Section 4.21(a) of the Disclosure Schedule does not exceed (pound)12,000,000 in the aggregate.

      (f) Except as disclosed in Section 4.21(f) of the Disclosure Schedule, to the knowledge of the Corporation, no fact or circumstance exists which would adversely affect the tax-exempt status of any Employee Plan.

      (g) Except as disclosed in Section 4.21(g) of the Disclosure Schedule, all benefits under all Employee Plans are either fully insured or accrued and fully and accurately reflected in the books and records of the Corporation or its Subsidiaries, as applicable. Where required pursuant to applicable law or pursuant to Employee Plans, each Employee Plan has been fully funded or fully insured on an on-going, solvency and annuity buy-out basis pursuant to actuarial assumptions and methodology appropriate to the employees or former employees of the Corporation and the Subsidiaries and the Business.

      (h) Except as disclosed in Section 4.21(h) of the Disclosure Schedule, to the knowledge of the Corporation, there exists no liability in connection with any former benefit plan relating to the employees or former employees of the Corporation or a Subsidiary and their beneficiaries that has terminated and all procedures for termination of each such former benefit plan has been properly followed in accordance with the terms of such former benefit plan and applicable law. In respect of employees or former employees, there is no investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits or remuneration) pending or threatened involving any Employee Plan and to the knowledge of the Corporation no facts or circumstances exist which could reasonably be expected to give rise to any such investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits or remuneration).

      (i) No non-exempt "prohibited transaction", as defined in section 406 of ERISA or section 4975 of the Code, has occurred with respect to any U.S. Employee Plan that could reasonably be expected to subject the Corporation or any of its Subsidiaries to liability. Neither the Corporation nor any of its ERISA Affiliates have ever sponsored, maintained, or contributed to (i) an employee benefit plan subject to the provisions of Title IV of ERISA; (ii) a "multiemployer plan," as defined by section 3(37) of ERISA; or (iii) a "multiple employer welfare arrangement," as defined by section 3(40) of ERISA. Each U.S. Employee Plan which is intended to be qualified under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, to the knowledge of the Corporation, each trust forming a part thereof is exempt from tax pursuant to section 501(a) of the Code, except as set forth in
            Section 4.21(b)
            of the Disclosure Schedule. The Corporation has made available to EdgeStone or its counsel copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such plan. All U.S. Employee Plans have been maintained in compliance with its terms and with the requirements prescribed by all applicable statutes, orders, rules and regulations.

      (j) The Corporation has designated a registered stakeholder pension scheme in accordance with the requirements of the United Kingdom Welfare Reform and Pensions Act 1999 (and Regulations made under it) in relation to all of its "relevant employees" (as defined for the purposes of that Act), and has complied with all obligations pursuant to the United Kingdom Welfare Reform and Pensions Act 1999 (and Regulations made under it).

4.22  Unions

A list of all Collective Agreements is contained in Section 4.22 of the Disclosure Schedule. No Collective Agreement restricts the relocation or closing of any part of the Business. Neither the Corporation nor any Subsidiary is, to the knowledge of the Corporation, currently in breach of any Collective Agreement. There are no written or oral agreements or, to the knowledge of the Corporation, courses of conduct that modify any Collective Agreement, except to the extent otherwise provided under applicable laws. Except as disclosed in
Section 4.22 of the Disclosure Schedule:

      (a) no employee association, trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Corporation's or any Subsidiary's employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

      (b) no labour representatives have applied to have the Corporation or any Subsidiary declared a related employer pursuant to the Labour Relations Act (Ontario); and

      (c) there are no current or to the Corporation's knowledge threatened attempts to organize or establish any trade unions or employee association with respect to the Corporation or any Subsidiary.

4.23  Material Contracts

Except as disclosed in Section 4.23 of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is a party to or otherwise bound by: (i) any Contract that may affect its ability to consummate the transactions contemplated hereby or by any of the Other Agreements; (ii) any other Contract or Contracts that are individually, or in the aggregate (in the case of a series of related agreements or agreements with the same or related parties), material to the Corporation (considered on a consolidated basis) or its Business, prospects, financial condition, operations, property or affairs (other than those purchase and sale agreements, instruments or commitments for the sale of the products or services of the Corporation entered into in the ordinary course of business); or (iii) any:

      (a) Contract requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

      (b) Contract entered into outside of the ordinary course of business pursuant to which the Corporation or any Subsidiary has agreed to indemnify or hold harmless any other Person from third-party claims beyond the value of the Contract to the Corporation;

      (c) employment agreement, consulting agreement or other Contract providing for severance payments, acceleration of options or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of the Corporation or any Subsidiary;

      (d) Contract with any current or former Affiliate, Insider or other Person not at Arm's Length with the Corporation or any Subsidiary or with any Person in which any such Affiliate, Insider or other Person has a material interest;

      (e)   joint venture agreement;

      (f) Contract with any domestic or foreign government or agency or executive office thereof or any subcontract between the Corporation or any Subsidiary and any third party relating to a Contract between such third party and any domestic or foreign government or agency or executive office thereof, in any case the loss of which may reasonably be expected to have a Material Adverse Effect;

      (g) Contract imposing non-competition or exclusive dealing obligations on the Corporation or any Subsidiary;

      (h) Contract with respect to the escrow or other deposit or availability of any Business IP; or

      (i) Contract with respect to the license, distribution, or resale of the Business IP or joint developments related thereto (other than customer contracts on the Corporation's standard terms entered into in the ordinary course of business) in any case the loss of which may reasonably be expected to have a Material Adverse Effect.

For purposes of clause (ii) above, a Contract will be considered "material" where the loss of such Contract could reasonably be expected to result in a Material Adverse Effect.

The Corporation has made available to the Investor or its counsel for inspection correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each Contract listed in Section 4.23 of the Disclosure Schedule, each as amended to date. Each such Contract is a valid, binding and enforceable obligation of the Corporation or a Subsidiary, as the case may be, and to the knowledge of the Corporation, of the other party or parties thereto, and is in full force and effect. None of such Contracts (except for

Contracts disclosed in connection with clause (d) above) contain any obligation of the Corporation or any Subsidiary that is contingent upon, or that accelerates upon, the change of control of the Corporation or any Subsidiary. Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any other party thereto, is, or is (to the knowledge of the Corporation) considered by any other party thereto to be, in breach of or non-compliance with any term of any such Contract (nor, to the knowledge of the Corporation, is there any basis for any of the foregoing, including, without limitation, the entering into and performance by the Corporation of this Agreement and the Other Agreements), except for any breaches or non-compliances that singly or in the aggregate would not have a Material Adverse Effect. Neither the Corporation nor any Subsidiary is party to any Contract which it does not have the capacity to perform, including the necessary personnel, equipment and supplies.

4.24  Customers, Licensors and Suppliers

      (a) Section 4.24(a) of the Disclosure Schedule lists accurately and completely: (i) all Contracts (the "Customer Contracts") between the Corporation or any Subsidiary and the ten most significant customers (including distributors) of the Corporation or the Subsidiary, as the case may be, considered on a consolidated basis, based on annual sales to such customer in the 24 months preceding the date of this Agreement; and (ii) all Contracts (the "Supplier Contracts") between the Corporation or any Subsidiary and the ten most significant suppliers (including licensors of Licensed IP) of the Corporation or the Subsidiary, as the case may be, considered on a consolidated basis, based on payments to such supplier or licensor in the 24 months preceding the date of this Agreement.

      (b) Neither the Corporation nor any Subsidiary is in default or breach of any Customer Contracts or Supplier Contract and, to the knowledge of the Corporation, there exists no state of facts, including, without limitation, the execution, delivery and performance of this Agreement or the Other Agreements, which with notice or the passage of time would result in a default or breach or, if applicable, acceleration of any rights in the Customer Contracts or Supplier Contracts, except to the extent any such default or breach would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

      (c) Complete and accurate copies of all Customer Contracts and Supplier Contracts have been made available to EdgeStone or its counsel by the Corporation.

      (d) During the 12 month period ended on the date hereof: (i) there has been no cancellation of or adverse modification to any Customer Contract or Supplier Contract except as indicated thereon (including any material decrease to the services, supplies or materials provided to a customer or to a customer's usage or purchase of the services or products of the Corporation and any material increase in pricing or any material decrease in service levels provided by a supplier); and (ii) neither the Corporation nor any Subsidiary has received any notice to the effect or has any reason to believe that there will be any cancellation or adverse modification to any Customer Contract or Supplier Contract. To the knowledge of the Corporation, there is at present no state of facts or rate of progress concerning any such obligations which, if it continued, would result in a default or breach of any Customer Contract or Supplier Contract.

      (e) Except as disclosed in Section 4.24(e) of the Disclosure Schedule, in the event of the termination of, or failure of the licensor or supplier to perform, any Supplier Contract, alternative sources of supply for the products and services previously supplied under such Supplier Contract are readily available on commercially reasonable terms.

4.25  Description of Business Intellectual Property

Section 4.25 of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property and Technology that the Corporation and/or one or more of the Subsidiaries owns, uses or has the right to use in the conduct of its Business and that is individually or in the aggregate material to the conduct of the Business or the loss of which could reasonably be expected to result in a Material Adverse Effect. The listing set forth in Section 4.25 of the Disclosure Schedule specifies, for each item, whether such listed Intellectual Property or Technology is owned by the Corporation or one of the Subsidiaries ("Owned IP") or whether such listed Intellectual Property or Technology is used by the Corporation or the Subsidiaries under a Contract with another Person ("Licensed IP"), and:

            (i) in the case of the Owned IP that is Registered IP, contains a list of all the jurisdictions in which such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed (including abandoned or rejected applications), including the respective registration or application numbers and the names of all registered owners; and

            (ii) in the case of the Licensed IP, sets forth all Contracts entered into in connection with the Licensed IP.

The Owned IP and Licensed IP (collectively referred to herein as the "Business IP") listed in Section 4.25 of the Disclosure Schedule constitutes all of the Intellectual Property and Technology necessary to carry on the Business as presently conducted and as proposed to be conducted by the Corporation and the Subsidiaries.

True and complete copies of each Contract listed in Section 4.25 of the Disclosure Schedule with respect to the Licensed IP have been made available to the Investor or counsel for the Investor.

4.26  Intellectual Property Rights

      (a) Except as disclosed in Section 4.26(a) or Section 4.26(g) of the Disclosure Schedule, the Corporation or one of the Subsidiaries owns all right, title and interest in and to the Owned IP free and clear of any Liens and Encumbrances and, to the knowledge of the Corporation, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any other Person in respect thereof) to the use thereof or the material covered thereby. Except as disclosed in Section 4.26(a) of the Disclosure Schedule, no portion of the Owned IP was jointly developed or is jointly owned by any other Person. Other than with respect to the Licensed IP and the Commercial Software Licenses, no royalties or other amounts are required to be paid by the Corporation or any Subsidiary in connection with the continued use or exploitation by the Corporation or the Subsidiaries of the Business IP.

      (b) The Corporation or one of the Subsidiaries has valid and subsisting rights to use and exploit the Licensed IP in the manner currently used or required by the operation of the Business as currently carried on and proposed to be carried on. Each Contract with respect to the Licensed IP is valid and subsisting and in good standing and there is no material default thereunder. The Corporation or one of the Subsidiaries has the right to exploit, sell, license and sub-license the Licensed IP incorporated in or distributed with any existing products and/or products under development to the current and/or proposed distributors, purchasers and end-users thereof. Alternative sources of supply for the Licensed IP are available on commercially reasonable terms.

      (c) Except as disclosed in Section 4.26(c) of the Disclosure Schedule, none of the Owned IP nor any service rendered by the Corporation or any of the Subsidiaries, nor any product currently developed, manufactured, produced, marketed, or sold by the Corporation or the
            Subsidiaries:

            (i) to the knowledge of the Corporation, infringes upon the Patent or Trade-mark rights of any other Person;

            (ii) infringes upon the Copyright, Domain Name, IC Topography, or Industrial Design rights of any other Person; or

            (iii) to the knowledge of the Corporation,  uses, is derived from or otherwise incorporates any trade secrets or confidential information of any other Person, without such Person's authorization.

            Except as disclosed in Section 4.26(c) of the Disclosure Schedule, neither the Corporation or any of the Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation or violation with respect to any Business IP (including any claim that the Corporation and/or any Subsidiary must obtain a license or refrain from using any such Business IP), nor does the Corporation know of any valid grounds for any bona fide claims.

      (d) Except as disclosed in Section 4.26(d) of the Disclosure Schedule, neither the Corporation nor any Subsidiary is a party to or bound by any Contract that limits or impairs its ability to use, sell, transfer, assign, commercially exploit or convey the Owned IP.

      (e) Except as disclosed in Section 4.26(e) of the Disclosure Schedule, to the knowledge of the Corporation the Owned IP is not subject to any outstanding Lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any  Governmental  Authority,  nor is there (or has there been) any pending or, to the knowledge of the Corporation threatened, Legal Proceeding relating to any Owned IP or the ownership, use, enforceability or validity thereof (including any interference, reissue, re-examination or opposition proceeding or proceeding contesting the rights of the Corporation to any Owned IP which is Registered IP).

      (f) To the knowledge of the Persons named in Section 1.4 hereof, there is no unauthorized use, infringement or misappropriation of any Owned IP by any other Person and neither the Corporation nor any of the Subsidiaries has covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any of the Owned IP.

      (g) Section 4.26(g) of the Disclosure Schedule lists all Contracts entered into by the Corporation or a Subsidiary (other than Contracts between the Corporation or a Subsidiary and end users of their products or services entered into in the ordinary course of business) under which any Person has been granted a license by the Corporation or a Subsidiary with respect to any Owned IP, and specifies for each such Contract whether the licenses granted are exclusive or non-exclusive in nature. Except as disclosed in Section 4.26(g) of the Disclosure Schedule, neither the Corporation nor any Subsidiary is bound by, nor has any obligation to enter into, any Contract (other than Contracts entered into in the ordinary course of business) that requires the Corporation or any Subsidiary to transfer or assign any of its rights in the Owned IP to any other Party.

      (h) The Owned IP which is Registered IP has not been used or enforced, or failed to be used or enforced, in a manner that would result, as of the date hereof, in the non-renewal, expiration, modification, abandonment, cancellation or unenforceability thereof. All presently required filing, examination and maintenance fees have been paid and all proofs of working or use have been filed in respect to the Owned IP which is Registered IP (excluding any abandoned or rejected applications set out in Section 4.25(i) of the Disclosure Schedule). The Corporation has obtained valid patent assignments from each of the inventors of the Patents that are comprised in the Owned IP. Except as disclosed in Section 4.26(h) of the Disclosure Schedule, to the knowledge of the Corporation, there is no state of facts which casts doubt on the validity or enforceability of any of the Owned IP.

      (i) The Corporation and the Subsidiaries have each taken all commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect such company's right, title and interest in and to all Owned IP. All agents and representatives of the Corporation and the Subsidiaries who have or have had access to confidential or proprietary information of the Corporation and the Subsidiaries have a legal obligation of confidentiality to the Corporation with respect to such information.

      (j) Except as disclosed in Section 4.26(j) of the Disclosure Schedule, all of the Owned IP, other than that acquired from third parties, was developed by full-time employees or contractors of the Corporation or a Subsidiary during the time they were employed or engaged with the Corporation or one of the Subsidiaries or predecessors of the Corporation or one of the Subsidiaries as software, information technology or hardware developers or related or supporting roles (the "Developers"). All of the Developers and other current or former employees or contractors of the Corporation and each of the Subsidiaries have duly executed and delivered Employee IP Agreements to the Corporation or a Subsidiary, as the case may be, on or before the date of commencement of their respective employment or engagement with the Corporation or a Subsidiary, as the case may be, pursuant to which they: (A) have agreed to retain in confidence any confidential or proprietary information provided or otherwise made available to them by the Corporation or any Subsidiary (including confidential or proprietary information of the third parties to whom the Corporation or any Subsidiary owes a duty of confidence); (B) have granted, assigned and transferred to the Corporation or one the Subsidiaries or predecessors of the Corporation or one of the Subsidiaries all of their right, title and interest in and to all Intellectual Property and Technology developed, conceived of, reduced to practice, authored or otherwise created by them during the course of their engagement with the Corporation or a Subsidiary; and (C) except as disclosed in Section 4.26(j) of the Disclosure Schedule, have irrevocably and unconditionally waived all moral rights and other non-assignable rights in respect of such Intellectual Property and Technology where applicable. The Corporation is not aware of any material breach of any of the Employee IP Agreements. No current or former employee or contractor of the Corporation or any Subsidiary owns, or to the knowledge of the Corporation, has claimed an interest in, any of the Business IP. Except as disclosed in Section 4.26(j) of the Disclosure Schedule, it will not be necessary to utilize any Intellectual Property or Technology of any current of former employees of or contractors to the Corporation or any Subsidiary (or any Person the Corporation or any Subsidiary currently intends to hire or engage) acquired prior to their employment or engagement by the Corporation or a Subsidiary in order to carry on the Business as presently conducted, or as anticipated to be conducted. There are no Legal Proceedings pending, or to the knowledge of the Corporation threatened, involving the prior employment of any of the employees or contractors of the Corporation or any Subsidiary, or their use in connection with the Business of the Corporation of any information, creation or technique allegedly proprietary to any of their former employers or other Persons.

      (k) Except to obtain patent or other IP protection, any disclosure of confidential or proprietary information by the Corporation, any of the Subsidiaries or any of their respective employees or agents has been pursuant to valid, binding and enforceable non-disclosure agreements, which non-disclosure agreements have not and will not result in the deemed acquisitions by any party of any right, title or interest, or the deemed grant of any license, to use any of the Owned IP for any commercial purposes. To the knowledge of the Corporation, no disclosure of the Owned IP has been made in a manner that would prevent the Corporation or a

            Subsidiary or their respective successors in interest, if any, from obtaining a patent in respect of any Owned IP that would, if not for such disclosure, have been capable of being the subject matter of a patent. In relation to each Patent application (in preparation or filed) or Patent for an invention comprised in the Owned IP, to the Corporation's knowledge, after due inquiry, there is no professional opinion, such as the opinion of a patent agent or patent attorney, whether preliminary in nature or in any other manner qualified, to the effect that the chances of obtaining or sustaining valid patent rights to the invention in any jurisdiction are considered to be unlikely, or less than even, or about even, or in any other manner doubtful.

      (l) Except as disclosed in Section 4.26(l) of the Disclosure Schedule, no national, federal, provincial, state or other regulatory agency or body has provided any funding to the Corporation or any Subsidiary which: (i) would give such national, federal, provincial, state or other regulatory agency or body any right, title or interest in or to the Business IP; or (ii) limits or impairs the ability of the Corporation or any Subsidiary to use or to sell, transfer, assign, convey or license the Business IP outside of Canada or otherwise.

      (m) Pursuant to the Zarlink Supply Agreement, one copy of the Escrowed Intellectual Property (as defined in the Zarlink Supply Agreement) has been placed in escrow and the Corporation is entitled to release of the Escrowed Intellectual Property in accordance with the terms and conditions of the escrow agreement between the Corporation, Zarlink and Royal Trust Corporation of Canada made effective February 16, 2001. A complete copy of such escrow agreement has been made available to the Investor or its counsel.

      (n) Neither the Corporation nor any Subsidiary has used Publicly Available Software in whole or in part in the development of any Technology which forms part of the Owned IP in a manner that may subject such Technology or Owned IP in whole or in part, to all or part of the license obligations of any Publicly Available Software. "Publicly Available Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed pursuant to a licensing and distribution model that requires, as a condition of use, modification, and/or distribution of such software, that such software or other software incorporated into, derived from, or distributed with such software be: (A) disclosed or distributed in source code form; (B) licensed for the purpose of making derivative work; or (C) redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (i) GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g. PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Source License (SISL); and (vii) the Apache Server License.

      (o) Except as disclosed in Section 4.26(o) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has provided the source code for the software comprised in the Owned IP to any other Person, directly or indirectly, by license, transfer, sale, escrow, or otherwise, except in the ordinary course of business and subject to appropriate license or confidentiality restrictions. Neither the Corporation nor any Subsidiary is aware that any other Person has reverse engineered, disassembled or decompiled the software comprised in the Owned IP to derive such source code.

      (p) The Corporation and each Subsidiary has complied with all applicable export and import laws and regulations in each jurisdiction in which the Corporation or a Subsidiary export or import Business IP.

4.27  Litigation

Except as disclosed in Section 4.27 of the Disclosure Schedule: (i) there is no Legal Proceeding against or involving the Corporation or any of the Subsidiaries (whether in progress or, to the knowledge of the Corporation, threatened); (ii) to the knowledge of the Corporation, no event has occurred which could reasonably be expected to give rise to any Legal Proceeding, or result in litigation; and (iii) there is no judgment, writ, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against the Corporation or any of the Subsidiaries. Without limiting the generality of the foregoing, except as disclosed in Section 4.27 of the Disclosure Schedule, there is no Legal Proceeding involving any product liability claim in progress, pending or, to the Corporation's knowledge, threatened against or affecting the Corporation or any Subsidiary alleging any defect in the design or manufacture of or the materials used in any of the products of the Corporation or any Subsidiary or breach of any express or implied warranty. Except as disclosed in Section 4.27 of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is the plaintiff or complainant in any Legal Proceeding. The Corporation is not and has not been since the Financial Statement Date engaged in any dispute with any of its Insiders. Except as disclosed in Section 4.27 of the Disclosure Schedule, no shareholders of the Corporation have exercised or asserted, or to the knowledge of the Corporation, have expressed any intent to exercise or assert, any right of dissent or any oppression or other statutory remedy in connection with the Articles of Amendment or the other transactions contemplated by this Agreement.

In the good faith opinion of the Corporation, the maximum aggregate potential liability of the Corporation and any Subsidiary to all Persons included, or who may be included, in the class of plaintiffs pursuant to the statement of claim filed under Court File No. 03-CU-25673 does not exceed $2,800,000 (excluding legal costs or expenses).

4.28  Insurance

Section 4.28 of the Disclosure Schedule lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', and other insurance owned or held by the Corporation or the Subsidiaries. Such policies of insurance are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice for owners of comparable assets and operators of comparable businesses. To the knowledge of the Corporation, all such policies are, and at all times since the respective dates set forth in
Section 4.28 of the Disclosure Schedule, have been, in full force and effect, are sufficient for compliance in all material respects by the Corporation and the Subsidiaries with all requirements of law and of all Contracts (including Contracts relating to Indebtedness) to which the Corporation or any of the Subsidiaries is party, and provide that they will remain in full force and effect through the respective expiry dates set forth in Section 4.28 of the Disclosure Schedule, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby. Section 4.28 of the Disclosure Schedule set forth and describes all material pending claims under any of such insurance policies. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any of such insurance policies has been received by the Corporation or a Subsidiary. To the knowledge of the Corporation, there are no circumstances or occurrences which would or might form the basis of a material increase in premiums for the current insurance coverage maintained by the Corporation or a Subsidiary.

4.29  Insiders and Conflicts of Interest

      (a) Except as contemplated by this Agreement, the Existing Shareholders Agreement and the Other Agreements, there are no Contracts between the Corporation or the Subsidiaries and any Insiders other than contracts of employment entered into in the ordinary course and those disclosed in Section 4.23(e) or Section 4.29(a) of the Disclosure Schedule.

      (b) Except as disclosed in Section 4.29(b) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries has any currently outstanding material amounts due to or from any of its Insiders.

      (c) Except as set out in Section 4.29(c) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries owns, directly or indirectly, any interest (except passive holdings for investment purposes only of not more than 1% of the securities of any publicly held and traded company) in, or is an Insider of, any Person (other than any Subsidiary) that:

            (i) is a competitor, lessor, lessee, customer, or supplier of the Corporation or any of the Subsidiaries;

            (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the Business; or

            (iii) has any cause of action or other claim whatsoever  against the
                  Corporation or any of the Subsidiaries, or owes any amount to the Corporation, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

      (d) To the knowledge of the Corporation, no director or senior officer of the Corporation has been involved in any Legal Proceeding, offence or disciplinary action that would disqualify, or could reasonably be expected to disqualify, such person from acting as a director or officer of a public company.

4.30  Brokers

Other than CIBC World Markets Inc. and any subagent thereof, no finder, broker, agent, or other intermediary has acted for or on behalf of the Corporation or any of its Affiliates in connection with the negotiation or consummation of the transactions contemplated hereby to be completed at the Closing and, other than commission owing to CIBC World Markets Inc. and any subagent thereof in an amount not exceeding $1,350,000 in the aggregate and warrants to purchase a total of 1,000,000 Common Shares at an exercise price of $1.00 per share, no fee will be payable by the Corporation or any of its Affiliates to any such Person in connection with such transactions.

4.31  No Sale Agreements

Except in respect of inventory to be sold in the ordinary course of business, there are no Contracts, or any right or privilege capable of becoming an agreement, for the purchase of the Business or any of the material assets of the Corporation or any Subsidiary. Neither the Corporation nor any of the Subsidiaries is currently involved in any discussions, conditions or proceedings with respect to its sale, merger, consolidation, liquidation or reorganization.

4.32  Payment of BreconRidge Note

The promissory note issued by BreconRidge Manufacturing Solutions, Inc. to Mitel Networks, Inc. on August 31, 2001 in the principal amount of US$511,637.13 has been paid and satisfied in full.

4.33  Compliance with Other Instruments, Laws, Etc.

Except as disclosed in Section 4.33 of the Disclosure Schedule, the Corporation and each of the Subsidiaries has complied with, and is in compliance with: (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its Business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect; and (ii) its articles and by-laws, each as amended to date. Neither the Corporation nor any of the Subsidiaries has committed, been charged with, or, to the knowledge of the
Corporation, been under investigation with respect to, any violation by the Corporation or any of the Subsidiaries of any provision of any applicable national, federal, state, provincial, or local law or administrative regulation, except for any violations that, both individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect. The Corporation and each of the Subsidiaries has complied in all material respects with all applicable laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands, including without limitation, the Personal Information Protection and Electronic Documents Act (Canada), regarding the Corporation's and the Subsidiaries' collection, use and disclosure of information about identifiable individual Persons. The Corporation and each of the Subsidiaries has and maintains all such Permits as are necessary or desirable: (i) for the conduct of the Business as conducted on the date hereof and as anticipated to be conducted; (ii) in connection with the ownership or use of its properties; or (iii) to permit the Corporation to enter into or perform its obligations under this Agreement and the Other Agreements. All of such Permits are in full force and effect and the Corporation and each Subsidiary is in compliance with all of the terms and provisions thereof, except for any non-compliance that, either individually or in the aggregate, does not and could not reasonably be expected to have a Material Adverse Effect. No Legal Proceeding is pending, or to the knowledge of the Corporation threatened, with respect to the cancellation or revocation of any such Permit. True and complete copies of all such Permits have been made available by the Corporation to the Investor or its counsel for inspection.

4.34  Public Disclosures

No event or circumstance has occurred or exists with respect to the Corporation or any Subsidiary or their respective businesses, properties, prospects, operations or financial condition, which, under any applicable law, rule or regulation, requires public disclosure or announcement by the Corporation but which has not been so publicly announced or disclosed. The Corporation is a "foreign private issuer" as defined Rule 3b-4 under the Exchange Act. All documents filed by the Corporation (or its agents) with the SEC and all materials incorporated or deemed to be incorporated by reference therein, as and when filed, complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. The annual report of the Corporation for the Corporation's most recently completed financial year, as filed with the SEC on Form 20-F and all other reports filed by it with the SEC under the Exchange Act since July 31, 2003 (collectively, the "Reports") did not at the time filed with the SEC contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading. Each of the financial statements, and other financial information included in the Reports, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial condition, results of operations and cash flows of the Corporation as of, and for, the periods presented. The Corporation's disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting comply in all material respects with all applicable securities laws, including, without limitation, the provisions of the United States Sarbanes-Oxley Act of 2002 applicable to foreign private issuers.

4.35  Compliance with Securities Law

Subject to and assuming the accuracy of the representations and warranties given by the Investor in Article 5, the offer, issuance, and delivery of the Purchased Shares and EdgeStone Warrants as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and is exempt from the prospectus, registration and/or qualification requirements, as applicable, under any applicable states' securities laws and is exempt from the prospectus and registration requirements under Canadian Securities Laws.

4.36  Full Access

The Investor and its representatives have had full and open access to the management of the Corporation and to such other information as the Investor has requested in considering its decision with respect to the Investment and has had an opportunity to ask questions with respect to the business and affairs of the Corporation and the Investment. The Corporation has complied in good faith with all requests of the Investor and its representatives for documents and information relating to the Corporation, the Subsidiaries and the Business in connection with the transactions contemplated hereby, and has not failed to deliver any available document or other information requested by the Investor or its representatives in connection herewith.

4.37  Disclosure

The Corporation has disclosed to the Investor all facts known to it relating to the Business and assets of the Corporation and the Subsidiaries which could reasonably be expected to be material to a purchaser of the Purchased Shares, the Converted Shares, the EdgeStone Warrants or the Warrant Shares. No representation or warranty by the Corporation contained in this Agreement or any agreement or instrument contemplated hereby, including the Other Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading. To the knowledge of the Corporation, there is no fact or circumstance relating specifically to the Business or condition of the Corporation and the Subsidiaries, taken as a whole, that could reasonably be expected to result in a Material Adverse Effect and that is not disclosed in this Agreement or the Disclosure Schedule.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

5.1   Representations and Warranties of Investor

By executing this Agreement, EdgeStone acknowledges and agrees that the sale and delivery of the Purchased Shares and EdgeStone Warrants in accordance with this Agreement are conditional upon the sale being exempt from the prospectus filing requirements of any applicable securities legislation, statutes, regulations, policies and stock exchanges relating to the sale of the Purchased Shares and EdgeStone Warrants or upon the issuance of such rulings, orders, consents or approvals as may be required to permit the sale without the requirement of filing a prospectus. EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors (on whose behalf the Purchased Shares and EdgeStone Warrants are being purchased hereunder) further represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

      (a) each of EdgeStone and the Equity Fund is resident in the Province of Ontario;

      (b) neither EdgeStone nor the Equity Fund is a "U.S. Person" (as that term is defined in Rule 902(k) of Regulation S under the Securities
            Act) and neither EdgeStone nor the Equity Fund is acquiring the Purchased Shares and EdgeStone Warrants for the account or benefit of a U.S. Person;

      (c) EdgeStone has obtained a ruling from the Ontario Securities Commission dated August 30, 2002 (the "Original Ruling"), which ruling was revoked and restated pursuant to a revocation and restatement ruling dated November 5, 2002 (the "Restated Ruling"). Copies of the Original Ruling and the Restated Ruling have been provided to the Corporation. The Restated Ruling provides that, among other things, the acquisition of portfolio securities by EdgeStone and/or the Equity Fund is not subject to the registration and prospectus requirements set out in sections 25 and 53 of the Securities Act (Ontario). The Purchased Shares and EdgeStone Warrants are "portfolio securities" within the meaning of the Restated Ruling. The Restated Ruling has not been revoked, restated or otherwise amended and remains in full force and effect;

      (d) each of EdgeStone Capital Equity Fund II-B GP, Inc. and each parallel investor is a resident of the Province of Ontario and is an "accredited investor" as defined in Ontario Securities Commission Rule 45-501;

      (e) EdgeStone is purchasing the Purchased Shares and EdgeStone Warrants as agent or nominee on behalf and for the benefit of the Equity Fund and its parallel investors and such beneficial purchasers are acquiring the Purchased Shares and EdgeStone Warrants for investment only, and not with a view to the resale or distribution thereof;

      (f) no Person has made to the Investor any written or oral representation (i) that any Person will resell or repurchase the Purchased Shares or the EdgeStone Warrants, (ii) as to the future price or value of the Purchased Shares or the EdgeStone Warrants, or
            (iii) as to the listing of any securities of the Corporation on any stock exchange or other market;

      (g) EdgeStone acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of the Equity Fund and its parallel investors as the beneficial purchasers of the Purchased Shares and EdgeStone Warrants and that it is purchasing as agent or nominee the Purchased Shares and EdgeStone Warrants on behalf of the Equity Fund and its parallel investors;

      (h) EdgeStone is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with the purchase of the Purchased Shares and EdgeStone Warrants on behalf and for the benefit of the Equity Fund and its parallel investors, and this Agreement has been duly authorized, executed and delivered by and on behalf of, and constitutes the legal, valid and binding agreement of, the Equity Fund and its parallel investors (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

      (i) EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, agrees that the above representations and warranties will survive the completion of the issuance of the Purchased Shares and EdgeStone Warrants and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Purchased Shares and EdgeStone Warrants;

      (j) EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, agrees not to resell the Purchased Shares, EdgeStone Warrants and the securities to be issued upon exercise of the EdgeStone Warrants in the United States or to a U.S. Person except (i) pursuant to registration under the Securities Act, (ii) only in accordance with the provisions of Regulation S under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act; and

      (k) EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, agrees not to engage in hedging transactions in the United States with regard to the Purchased Shares and EdgeStone Warrants unless in compliance with the Securities Act.

5.2   Investor Acknowledgements

EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors (on whose behalf the Purchased Shares and EdgeStone Warrants are being purchased hereunder) acknowledges and agrees that:

      (a) the Investor has not been provided with a prospectus or registration statement or with an offering memorandum (all as defined in or as contemplated by the Securities Act or under Canadian Securities
            Laws) or any similar document (including any document purporting to describe the business and affairs of the Corporation that has been prepared primarily for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of securities being sold) in connection with the purchase of the Purchased Shares and the EdgeStone Warrants pursuant to this Agreement;

      (b) the Purchased Shares and the EdgeStone Warrants have not been registered under the Securities Act;

      (c) at present there is no market through which the Purchased Shares or the EdgeStone Warrants may be resold and there can be no assurance that such a market will develop in the future;

      (d) the resale of the Purchased Shares and the EdgeStone Warrants will be subject to certain resale restrictions provided for in applicable securities laws, and the holder of such securities will comply with such resale restrictions;

      (e)   the  certificates  evidencing the Purchased Shares and the EdgeStone
            Warrants   received   pursuant   to  the  terms   hereof  will  bear
            substantially the following legend:

                  "Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.";

      (f) the certificates evidencing the EdgeStone Warrants received pursuant to the terms hereof will bear substantially the following legend:

                  "This Warrant and the securities to be issued upon its exercise have not been registered under the United States Securities Act of 1933 (the "Securities Act"). This Warrant may not be exercised by or on behalf of any U.S. Person unless registered under the Securities Act or an exemption from such registration is available."

      (g) the certificates evidencing the Purchased Shares received pursuant to the terms hereof will bear substantially the following legend:

                  The securities represented by this instrument have not been registered under the Securities Act of 1933 (the "Securities Act"). Any transfer of such securities is prohibited in the United States or to a U.S. Person except (i) pursuant to registration under the Securities Act, (ii) in accordance with the provisions of Regulation S under the Securities Act, or
                  (iii) pursuant to an available exemption from registration under the Securities Act."

      (h) the Investor (or others for whom the Investor is contracting hereunder): (i) has been advised to consult the Investor's own legal advisors with respect to trading in the Purchased Shares, the EdgeStone Warrants, the Converted Shares and the Warrant Shares with respect to resale restrictions imposed by applicable securities laws in the jurisdiction in which the Investor resides, (ii) acknowledges that no representation has been made respecting the applicable hold periods or other resale restrictions applicable to such securities,
            (iii) that the Investor (or others for whom the Investor is contracting hereunder) is solely responsible (and the Corporation is in no way responsible) for compliance with applicable resale restrictions, and (iv) is aware that the Investor (or others for whom the Investor is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under applicable securities laws;

      (i)   the  Corporation's   actual   performance  and  results  may  differ
            materially from any financial projections or forecasts provided by or on behalf of the Corporation; and

      (j) the Investor (or others for whom the Investor is contracting hereunder) will provide the Corporation with such information and execute such documents, including certificates and statutory declarations, as the Corporation may reasonably require from time to time in order to comply with applicable securities laws.

5.3   Reliance Upon Representations and Warranties

EdgeStone, on its own behalf and on behalf of the Equity Fund and its parallel investors, acknowledges that the acknowledgements, representations and warranties contained in this Agreement are made by it with the intent that they may be relied upon by the Corporation in determining the Investor's (and others for whom the Investor is contracting hereunder) eligibility to purchase the Purchased Shares and EdgeStone Warrants.

                                   ARTICLE 6
                     REGISTRATION AND TRANSFER OF SECURITIES

6.1   Transfer and Exchange of Purchased Shares and EdgeStone Warrants

The Corporation shall maintain at its registered office a register in which shall be entered the names and addresses of the holders of the Corporation's shares and the EdgeStone Warrants and the particulars of the respective shares (and warrants) held by them and of all transfers of shares (or warrants) or conversions of shares (or warrants). Upon surrender at such office of any certificate representing shares (or warrants) for registration of conversion, exchange, or transfer (subject to compliance with the applicable provisions of this Agreement, the Shareholders Agreement, any of the Other Agreements and the Corporation's articles), the Corporation shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for such shares (or warrants) registered as such holder may request. Any certificate representing shares (or warrants) surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.

6.2   Replacement of Certificates

In the case of any loss, theft, destruction, or mutilation of the certificate representing any of the Purchased Shares or EdgeStone Warrants, upon receipt of evidence thereof reasonably satisfactory to the Corporation, and (i) in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond in such reasonable amount as the Corporation may determine, or (ii) in the case of any such mutilation, upon the surrender to the Corporation at its principal office of such mutilated certificate for cancellation, the Corporation shall execute and deliver, in lieu thereof, new certificates. Any old certificate in lieu of which any such new certificate has been so executed and delivered by the Corporation shall not be deemed to be outstanding for any purpose whatsoever.

                                   ARTICLE 7
                          COVENANTS OF THE CORPORATION

7.1   Post-Closing Covenants

The Corporation covenants and agrees with the Investor as follows, which covenants and agreements shall survive the Closing:

      (a) The Corporation hereby agrees that it shall use the proceeds from the sale of the Purchased Shares and EdgeStone Warrants hereunder as follows:

            (i) to pay the Lead Work Fee, as contemplated by Section 8.1 of this Agreement;

            (ii) to pay the Expenses as contemplated by Section 8.2 of this Agreement; and

            (iii) the  remainder  of the  proceeds  of the  Investment  shall be applied, with respect to the current financial year of the Corporation, in accordance with the business plan and budget for such year (a copy of which has been provided to EdgeStone), and with respect to subsequent financial years, in accordance with the Annual Budget.

      (b) Neither the Corporation nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of the Corporation so as to subject the offer, issuance, and sale of the Purchased Shares and EdgeStone Warrants to the registration requirements of the Securities Act or the prospectus, registration and/or qualification requirements, as applicable, under any applicable state securities laws and under applicable Canadian Securities Laws.

      (c) The Corporation agrees to file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act, including any reports required by such laws to be filed with the SEC as a foreign private issuer, and to furnish to the Investor forthwith upon request: (i) a written statement by the Corporation that it has complied with the reporting requirements of the Exchange Act; (ii) such other reports and documents so filed by the Corporation as may be reasonably requested by the Investor to make available to it any rule or regulation of the SEC permitting the sale of any of the Purchased Shares and
            EdgeStone Warrants without registration; and (iii) such other documents, including opinions of counsel addressed to the Corporation's transfer agent (subject to such counsel being able to render such opinion based upon facts then-presented), as may be reasonably necessary to enable the Investor to sell or transfer its Purchased Shares and EdgeStone Warrants pursuant to Rule 144 under the Securities Act. The Corporation shall disclose the issuance of the Purchased Shares and EdgeStone Warrants with all applicable regulatory agencies in accordance with applicable regulations.

                                   ARTICLE 8
                           LEAD WORK FEE AND EXPENSES

8.1   Payment of Lead Work Fee

At the Closing, the Corporation agrees to pay the Investor, or such other Person as the Investor may direct, a lead work fee of three percent (3.0%) of the Share Purchase Price (the "Lead Work Fee") in cash or other immediately available funds. In addition, a fee equal to three percent (3.0%) of the aggregate share purchase price for any Series A Shares issued pursuant to the exercise of the EdgeStone Purchase Option shall also be payable to the Investor, or such other Person as the Investor may direct, in cash or other immediately available funds, on the closing of the issuance and sale of such Series A Shares.

8.2   Reimbursement of Expenses

      (a) The Corporation shall pay or reimburse to the Investor, or such other Person as the Investor may direct, as applicable, all reasonable: (i) legal fees; (ii) professional fees and disbursements; and (iii) out of pocket costs (including any applicable Taxes thereon, other than Taxes in respect of which the Investor is entitled to obtain a refund from the relevant Tax authority and which would result in the Investor being reimbursed for more than its actual out-of-pocket expenses) incurred by or for the account of the Investor (or by or for the account of the purchaser of the Series A Shares issued pursuant to the exercise of the EdgeStone Purchase Option, as applicable) in connection with the transactions contemplated by this Agreement or the closing of any Additional Investment (the "Expenses"). The Expenses (other than Expenses incurred in connection with the closing of an Additional Investment) shall be paid on the Closing. The Expenses incurred in connection with the Additional Investment shall be paid on the closing of such Additional Investment. At the request of the Corporation, the Investor will arrange, where reasonably practicable, for certain of the Expenses to be invoiced directly to the Corporation by the Person to whom payment is to be made.

      (b) The Investor shall use all reasonable efforts to manage the Expenses incurred in a prudent manner and will consult with the Corporation on the Investor's intended work plan and budget with respect to the Expenses that may be incurred in connection with the Closing or the closing of any Additional Investment.

8.3   Broker Fees

The Investor shall not be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, the Corporation or any its Affiliates or Insiders.

                                   ARTICLE 9
                                 INDEMNIFICATION

9.1   Non-Merger and Exclusive Remedy

      (a) The representations, warranties, covenants and other obligations of the Corporation contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Investor or its agents with respect thereto, shall continue in full force and effect for the benefit of the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants (but limited in the case of Permitted Transferees to the amounts in respect of which the original holder of such Purchased Shares and EdgeStone Warrants would be entitled to indemnification under this Article 9). All claims by the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this Article 9 and the rights of indemnity in this Article 9 shall be the sole and exclusive remedy of such Persons in respect of such claims.

      (b) The representations, warranties, covenants and other obligations of EdgeStone (on its own behalf and on behalf of the Equity Fund and its parallel investors (on whose behalf the Purchased Shares and EdgeStone Warrants are being purchased hereunder)) which are contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Corporation or its agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation. All claims by the Corporation after Closing in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this Article 9 and the rights of indemnity in this Article 9 shall be the sole and exclusive remedy of the Corporation in respect of such claims.

9.2   General Indemnification

Subject to the limitations in Sections 9.4 and 9.5, (i) the Corporation shall (without duplication in respect of any Loss) indemnify, defend and save harmless the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants, and each of their partners, shareholders, officers, directors, employees, agents, representatives and successors, and (ii) the Investor, each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants shall indemnify, defend and save harmless the Corporation, and each of its shareholders, officers, directors, employees, agents, representatives and successors (the Person or Persons so covenanting and agreeing to indemnify another Person or Persons being referred to in this Article 9 as the "Indemnifying Party" and the Person or Persons to be indemnified being referred to collectively as the "Indemnitees" and individually an "Indemnitee"), on an after-tax basis as contemplated by Section 9.13, from and against any and all Losses suffered or incurred by the Indemnitee, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:

      (a) any misrepresentation or breach of warranty made or given by (or in the case of the representations and warranties in Article 5, on behalf of) the Indemnifying Party in this Agreement or any Other Agreement; or

      (b) any failure by the Indemnifying Party to observe or perform any covenant or obligation contained in this Agreement or any Other Agreement.

9.3   Agency for Representatives

The Investor agrees that it accepts each indemnity in favour of the Persons identified in clause (i) of Section 9.2, as agent and trustee of such Persons to the extent that they become Indemnitees hereunder. The Corporation agrees that the Investor may enforce an indemnity in favour of the Persons identified in clause (i) of Section 9.2 on behalf of such Persons to the extent they become an Indemnitee hereunder.

9.4   Time Limitations

      (a) Subject to Section 9.4(b), the Indemnifying Party shall have no liability to any Indemnitee for any Loss arising from any Claim (including any Third Party Claim) relating to a breach of any representation or warranty or of any covenant or other obligation contained in this Agreement or any Other Agreement unless the Indemnitee gives written notice to the Indemnifying Party specifying in reasonable detail the factual basis of the Claim and a reasonable estimate of the amount thereof on or before that date which is two years after the Closing Date.

      (b) Despite the provisions of Section 9.4(a), (i) notice with respect to Claims relating to Section 4.1 (Incorporation and Organization) or
            Section 4.7 (Corporate Authorization) may be given at any time after the Closing Date without limitation as to time; and (ii) notice with respect to Claims relating to Section 4.16 (Tax Matters) arising in or in respect of a particular period ending on or before the Closing Date may be given at any time after Closing and before a period of 90 days has elapsed after the relevant Tax authorities shall no longer be entitled to assess liability for any Taxes against the Corporation or any of the Subsidiaries for that particular period, having regard, without limitation, to any waivers given by the Corporation or any of the Subsidiaries in respect of any taxation year.

      (c) For greater certainty, if the Indemnitee has not given notice, in the manner and within the time periods prescribed in Sections 9.4(a) and 9.4(b), to the Indemnifying Party of an alleged Loss arising from any Claim relating to a breach of any representation or warranty or of any covenant or other obligation contained in this Agreement or any Other Agreement, the Indemnifying Party will have no financial obligation to the Indemnitee in respect of such breach.

      (d) The Indemnitee will give any notice required pursuant to Sections 9.4(a) or 9.4(b) to the Indemnifying Party reasonably promptly after the Indemnitee determines that it has a claim for indemnity under this Article 9.

9.5   Limitations as to Amount

No Claims may be asserted by any Indemnitee under this Article 9 unless and until the aggregate amount of any Losses of the Indemnitees in respect of any and all Claims asserted pursuant to this Article 9 collectively exceeds one hundred thousand dollars ($100,000) in which event the amount of all such Loss including such one hundred thousand dollar ($100,000) amount may be asserted. Notwithstanding the foregoing, the threshold for any Claims asserted based on a breach of any representation and warranty contained in Section 4.16 hereof shall be five hundred thousand dollars ($500,000). Notwithstanding any other provision of this Agreement, no Claims may be asserted by any Indemnitee hereunder and in no event shall the Indemnifying Party be required to indemnify the Indemnitees, collectively, for Losses in an aggregate amount greater than the Share Purchase Price plus the aggregate purchase price for any Series A Shares issued pursuant to the EdgeStone Purchase Option.

9.6   Notice of Third Party Claims

If an Indemnitee receives notice of the commencement or assertion of any Claim asserted against the Indemnitee that is paid or payable to, or claimed by, any person who is not a party to this Agreement (a "Third Party Claim"), the Indemnitee shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifying Party shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnitee.

9.7   Defence of Third Party Claims

The Indemnifying Party may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnitee not later than 30 days after receiving notice of that Third Party Claim (the "Notice Period"). The Indemnifying Party's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnifying Party shall pay all of its own expenses of participating in or assuming such defence. The Indemnitee shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifying Party and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnitee has not received notice within the Notice Period that the Indemnifying Party has elected to assume the defence of such Third Party Claim, the Indemnitee may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and the Indemnifying Party shall be liable for any Loss relating to a breach of any representation or warranty or of any covenant or other obligation of the Indemnifying Party (as contemplated in Section 9.2) suffered or incurred by the Indemnitee with respect to such Third Party Claim. If the Indemnifying Party elects to assume the defence of a Third Party Claim under this Section 9.7, the Indemnifying Party shall acknowledge in writing its obligation to indemnify the Indemnitee in accordance with the terms contained in this Article 9 in respect of that Third Party Claim.

9.8   Assistance for Third Party Claims

The Indemnifying Party and the Indemnitee shall use all reasonable efforts to make available to the person that is undertaking and controlling the defence of any Third Party Claim (the "Defending Party"),

      (a) those employees and other persons whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

      (b) all documents, records and other materials in the possession of such party reasonably required by the Defending Party for its use in defending any Third Party Claim,

and shall otherwise cooperate with the Defending Party. All reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees or other persons made available by the Indemnitee to the Indemnifying Party hereunder may be included in any Loss for which indemnification is sought under this Article 9.

9.9   Settlement of Third Party Claims

If the Indemnifying Party elects to assume the defence of any Third Party Claim as provided in Section 9.7, the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defence of such Third Party Claim following the receipt by the Indemnitee of notice of such assumption. However, if in the opinion of the Indemnitee, acting reasonably, there is a conflict between the interests of the Indemnifying Party and the interests of the Indemnitee with respect to such Third Party Claim, or if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnitee that the Indemnitee believes on reasonable grounds that the Indemnifying Party has failed to take such steps, the Indemnitee may, at its option, elect to assume the defence of and to negotiate, settle or compromise the Third Party Claim assisted by counsel of its own choosing and the Indemnifying Party shall also be liable for all reasonable costs and expenses paid or incurred in connection therewith. The Indemnifying Party shall not, without the prior written consent of the Indemnitee, not to be unreasonably withheld, enter into any compromise or settlement of a Third Party Claim, which would lead to liability or create any other obligation, financial or otherwise, on the Indemnitee.

9.10  Direct Claims

Any Claim other than a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof. The Indemnifying Party shall then have a period of 30 days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, and in such event the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee.

9.11  Failure to Give Timely Notice

Other than in respect of the time for giving notices or other limitations set forth in Section 9.4, a failure to give timely or prompt notice as otherwise provided in this Article 9 shall not affect the rights or obligations of any party except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

9.12  Reductions and Subrogation

If the amount of any Loss at any time subsequent to the making of any payment on account of any Loss required to paid pursuant to this Article 9 (an "Indemnity Payment") in respect of that Loss is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), shall promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making a full Indemnity Payment, the Indemnifying Party shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the Indemnity Payment relates. Until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnitee and Indemnifying Party shall duly execute upon request all instruments
reasonably   necessary   to  evidence   and  perfect   such   postponement   and
subordination.

9.13  Tax Effect

If any Indemnity Payment received by an Indemnitee would constitute taxable income to such Indemnitee, the Indemnifying Party shall pay to the Indemnitee, at the same time and on the same terms (as to interest and otherwise) as the Indemnity Payment, an additional amount sufficient to place the Indemnitee in the same after-tax position as it would have been if the Indemnity Payment had been received tax-free.

9.14  Additional Rules and Procedures

      (a) If any Third Party Claim is of a nature such that the Indemnitee is required by applicable law to make a payment to any person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related Legal Proceedings, the Indemnitee may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnitee, reimburse the Indemnitee for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnitee, the Indemnitee shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party.

      (b) The Indemnitee and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate a senior officer who shall keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.

                                   ARTICLE 10
                                     GENERAL

10.1  Amendments

This Agreement may be amended, supplemented, modified or terminated by the agreement in writing of the Corporation and the Investor.

10.2  Waiver

No course of dealing between the Corporation and the Investor or any other Person shall operate as a waiver of any right of the Corporation or the Investor under this Agreement. No waiver of any breach or default hereunder shall be valid unless in written form and signed by the waiving party. No failure or other delay by any Person in exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

10.3  Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the Shareholders Agreement, and except as otherwise provided in this Agreement, EdgeStone may assign any of its rights under this Agreement or any of the Other Agreements to any Permitted Transferee of the Purchased Shares, the EdgeStone Warrants, the Warrant Shares or the Converted Shares and, as a condition of such assignment, the Permitted Transferee shall assume in writing (in form and in substance acceptable to the Corporation, acting reasonably) the liabilities and obligations of the transferor hereunder and thereunder. The
Corporation may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of EdgeStone and any such purported assignment by the Corporation without the written consent of EdgeStone shall be void and of no effect.

10.4  Notices

All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if: (i) delivered personally (effective upon delivery); (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch); (iii) sent via a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement); or

(iv) sent by telecopier followed within 24 hours of confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 10.4):

            if to the Corporation:

                     Mitel Networks Corporation
                     350 Legget Drive
                     Ottawa, ON
                     K2K 2W7

                     Attention:  Chief Executive Officer
                     Fax:  (613) 592-7838

                     With a copy to:
                     --------------

                     Mitel Networks Corporation
                     350 Legget Drive
                     Ottawa, ON
                     K2K 2W7

                     Attention:  Chief Financial Officer, and VP Finance
                     Fax:  (613) 592-7838

                     And with a copy to:
                     ------------------

                     Mitel Networks Corporation
                     350 Legget Drive
                     Ottawa, ON
                     K2K 2W7

                     Attention:  Corporate Legal Counsel
                     Fax:  (613) 592-7803

                     And with a copy to:
                     ------------------

                     Osler, Hoskin & Harcourt LLP
                     Suite 1500
                     50 O'Connor Street
                     Ottawa, ON
                     K1P 6L2

                     Attention: J. Craig Wright
                     Fax:  (613) 235-2867
            if to EdgeStone:

                     c/o EdgeStone Capital Equity Fund Nominee Inc. 130 King St. West
                     Toronto, ON

                     Attention:  Sandra Cowan
                     Fax:  (416) 860-9838

                     With a copy to:
                     --------------

                     1010 Sherbrooke Street West
                     Suite 500
                     Montreal, QC
                     H3A 2R7

                     Attention: Guthrie Stewart and Sandra Cowan
                     Fax:  (514) 282-1944

10.5  Binding Effect and Benefits

This Agreement shall bind and enure to the benefit of the Parties hereto and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Investor's benefit shall enure to the benefit of each holder of Purchased Shares, each holder of EdgeStone Warrants and all Permitted Transferees holding any Purchased Shares and EdgeStone Warrants. Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto, their respective successors and permitted assigns.

10.6  Further Assurances

From time to time, on and after the Closing, each Party shall promptly execute and deliver all such further instruments and assurances, and shall promptly take all such further actions, as the other Party may reasonably request in order to effect or confirm the transactions contemplated by this Agreement or any of the Other Agreements and to carry out the purposes hereof and thereof.

10.7  Arbitration

Subject to the Parties entitlement to the remedies set forth in Section 10.8 to prevent the breach of a Party's obligations under this Agreement all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall be arbitrated and finally resolved pursuant to the Arbitration Act, 1991 (Ontario). Such arbitration shall be conducted by a single arbitrator. The arbitrator shall be appointed by agreement between the parties or, failing agreement, such arbitrator shall be appointed in accordance with section 10 of the Arbitration Act, 1991 (Ontario). The place of arbitration shall be the City of Toronto in the Province of Ontario. The language of the arbitration shall be English. Any notice or other document, including a notice commencing arbitration, may be served by sending it to the addressee by facsimile in accordance with Section 10.4 hereof. The decision arrived at by the arbitrator, howsoever constituted, shall be final and binding and no appeal shall lie therefrom.

10.8  Equitable Relief

Each of the Parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to the other Party and that money damages would be an inadequate remedy therefor. Accordingly, each Party agrees that the other Party shall be entitled to seek an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

10.9  Confidentiality

The Parties each covenant and agree that they will comply with the applicable confidentiality covenants under the Shareholders Agreement.

10.10 Publicity

Either Party shall have the right to publicize the Investment in the Corporation as contemplated hereby by means of a "tombstone" advertisement or other customary advertisement in newspapers and other media provided that such Party first provides the other Party with a copy thereof and an opportunity to comment thereon and each Party pays its own expenses in connection therewith.

10.11 Counterparts

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

10.12 Language

Each of the undersigned hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the sale of the Purchased Shares and EdgeStone Warrants hereunder be drawn up in the English language only. Nous, soussignes, reconnaissons par les presentes avoir consenti et demande que tous les documents faisant foi ou se rapportant de quelque maniere a la vente des actions soient rediges en anglais seulement.

               The rest of this page is intentionally left blank.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first mentioned above.

                                      MITEL NETWORKS CORPORATION

                                      By: /s/ Steven Spooner
                                          -----------------------------------
                                          Name:    Steven Spooner
                                          Title:   C.F.O.

                                      EDGESTONE CAPITAL EQUITY FUND
                                      II-B GP, INC., as agent for EdgeStone
                                      Capital Equity Fund II-A, L.P. and its
                                      parallel investors

                                      By: /s/ Guthrie Stewart
                                          -----------------------------------
                                          Name: Guthrie Stewart
                                          Title:   Officer

                                      EDGESTONE CAPITAL EQUITY FUND II
                                      NOMINEE, INC., as nominee for EdgeStone
                                      Capital Equity Fund II-A, L.P. and its
                                      parallel investors

                                      By: /s/ Guthrie Stewart
                                          -----------------------------------
                                          Name:    Guthrie Stewart
                                          Title:   Officer